                           STOCK PURCHASE AGREEMENT

                                    BETWEEN

                        THE McGRAW-HILL COMPANIES, INC.


                                      AND

                                TRIBUNE COMPANY



                           Dated as of June 22, 2000

                               TABLE OF CONTENTS

                                                                                                                         Page
                                                                                                                         ----
ARTICLE I  DEFINITIONS..................................................................................................   1
     Section 1.1.  Definitions..........................................................................................   1
ARTICLE II  PURCHASE AND SALE...........................................................................................   7
     Section 2.1.  Purchase and Sale of the Shares......................................................................   7
ARTICLE III  PURCHASE PRICE.............................................................................................   8
     Section 3.1.  Purchase Price.......................................................................................   8
     Section 3.2.  Procedure for Determination of Purchase Price........................................................   9
     Section 3.3.  Purchase Price Adjustment. Within five business days of the conclusion of the process described in Section 3.2,................................................................  10
     Section 3.4.  Allocation...........................................................................................  11
ARTICLE IV  CLOSING.....................................................................................................  12
     Section 4.1.  Closing Date.........................................................................................  12
     Section 4.2.  Payment on the Closing Date..........................................................................  12
     Section 4.3.  Buyer's Additional Closing Date Deliveries...........................................................  12
     Section 4.4.  Seller's Closing Date Deliveries.....................................................................  12
ARTICLE V  REPRESENTATIONS AND WARRANTIES OF SELLER.....................................................................  14
     Section 5.1.  Organization of Seller...............................................................................  15
     Section 5.2.  Organization; Capital Structure of the Companies; Power and
                   Authority............................................................................................  15
     Section 5.3.  Subsidiaries and Investments.........................................................................  16
     Section 5.4.  Authority of Seller; Conflicts.......................................................................  16
     Section 5.5.  Financial Statements.................................................................................  17
     Section 5.6.  Operations Since Financial Statement Date............................................................  18
     Section 5.7.  Taxes................................................................................................  18
     Section 5.8.  Governmental Permits.................................................................................  20
     Section 5.9.  Real Property........................................................................................  20
     Section 5.10.  Personal Property Leases............................................................................  20
     Section 5.11.  Assets Other than Real Property Interests...........................................................  21
     Section 5.12.  Intellectual Property...............................................................................  21
     Section 5.13.  No Violation, Litigation or Regulatory Action.......................................................  22
     Section 5.14.  Contracts...........................................................................................  22
     Section 5.15.  Status of Contracts.................................................................................  24
     Section 5.16.  No Brokers..........................................................................................  24
     Section 5.17.  ERISA...............................................................................................  24


                               TABLE OF CONTENTS
                                  (continued)

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
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
     Section 5.18.  Insider Interests...................................................................................  26
     Section 5.19.  Environmental Compliance............................................................................  26
     Section 5.20.  Employee Relations and Agreements...................................................................  27
     Section 5.21.  No Undisclosed Liabilities..........................................................................  28
     Section 5.22.  Insurance...........................................................................................  28
     Section 5.23.  Receivables.........................................................................................  28
     Section 5.24.  Disclosure..........................................................................................  28
ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF BUYER.....................................................................  29
     Section 6.1.  Organization of Buyer................................................................................  29
     Section 6.2.  Authority of Buyer; Conflicts........................................................................  29
     Section 6.3.  No Violation, Litigation or Regulatory Action........................................................  30
     Section 6.4.  No Brokers...........................................................................................  30
     Section 6.5.  Financial Ability....................................................................................  31
     Section 6.6.  Investment Intent....................................................................................  31
ARTICLE VII  ACTION PRIOR TO THE CLOSING DATE...........................................................................  31
     Section 7.1.  Access to Information................................................................................  31
     Section 7.2.  Notifications........................................................................................  31
     Section 7.3.  Consents of Third Parties; Governmental Approvals....................................................  31
     Section 7.4.  Operations Prior to the Closing Date.................................................................  32
     Section 7.5.  Antitrust Law Compliance.............................................................................  34
     Section 7.6.  No Solicitation......................................................................................  35
     Section 7.7.  Consultation.........................................................................................  35
     Section 7.8.  Confidentiality......................................................................................  36
     Section 7.9.  Expenses; Transfer Taxes.............................................................................  36
     Section 7.10.  Post-Closing Cooperation............................................................................  36
     Section 7.11.  Publicity...........................................................................................  37
     Section 7.12.  Agreement Not to Compete............................................................................  37
     Section 7.13.  Further Assurances..................................................................................  39
     Section 7.14.  Distribution of Intercompany Notes..................................................................  39
ARTICLE VIII  ADDITIONAL AGREEMENTS.....................................................................................  39
     Section 8.1.  Use of Names.........................................................................................  39
     Section 8.2.  Employee Matters.....................................................................................  40
     Section 8.3.  Securities Law Matters...............................................................................  43
     Section 8.4.  Insurance; Risk of Loss..............................................................................  43
ARTICLE IX  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER................................................................  43
     Section 9.1.  No Misrepresentation or Breach of Warranties.........................................................  43

                                      ii
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                               TABLE OF CONTENTS
                                  (continued)

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                                                                                                                        ----
     Section 9.2.  No Restraint.........................................................................................  44
     Section 9.3.  Necessary Governmental Approvals.....................................................................  44
     Section 9.4.  Performance of Obligations...........................................................................  44
     Section 9.5.  Opinion of Counsel...................................................................................  44
     Section 9.6.  Consents.............................................................................................  44
     Section 9.7.  Board Approval.......................................................................................  44
ARTICLE X  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER................................................................  45
     Section 10.1.  No Misrepresentation or Breach of Warranties........................................................  45
     Section 10.2.  No Restraint........................................................................................  45
     Section 10.3.  Necessary Governmental Approvals....................................................................  45
     Section 10.4.  Performance of Obligations..........................................................................  45
     Section 10.5.  Opinion of Counsel..................................................................................  45
ARTICLE XI  INDEMNIFICATION.............................................................................................  46
     Section 11.1.  Tax Indemnification by Seller.......................................................................  46
     Section 11.2.  Other Indemnification by Seller.....................................................................  47
     Section 11.3.  Indemnification by Buyer............................................................................  48
     Section 11.4.  Notice of Claims....................................................................................  49
     Section 11.5.  Third Person Claims.................................................................................  50
     Section 11.6.  Tax Matters.........................................................................................  51
     Section 11.7.  Limitations.........................................................................................  53
     Section 11.8.  Mitigation..........................................................................................  54
ARTICLE XII  TERMINATION................................................................................................  54
     Section 12.1.  Termination.........................................................................................  54
     Section 12.2.  Notice of Termination...............................................................................  55
     Section 12.3.  Effect of Termination...............................................................................  55
ARTICLE XIII  GENERAL PROVISIONS........................................................................................  55
     Section 13.1.  Survival of Representations and Warranties..........................................................  55
     Section 13.2.  Confidential Nature of Information..................................................................  55
     Section 13.3.  No Public Announcement..............................................................................  55
     Section 13.4.  Notices.............................................................................................  56
     Section 13.5.  Successors and Assigns..............................................................................  57
     Section 13.6.  Access to Records after Closing.....................................................................  57
     Section 13.7.  Entire Agreement; Amendments........................................................................  57
     Section 13.8.  Interpretation......................................................................................  58
     Section 13.9.  Waivers.............................................................................................  58
     Section 13.10.  Expenses...........................................................................................  58

                                      iii
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                               TABLE OF CONTENTS
                                  (continued)

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
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                                                                                                                        ----
     Section 13.11.  Partial Invalidity.................................................................................  58
     Section 13.12.  Execution in Counterparts..........................................................................  58
     Section 13.13.  Further Assurances.................................................................................  59
     Section 13.14.  Governing Law......................................................................................  59
     Section 13.15.  Disclaimer of Warranties...........................................................................  59
     Section 13.16.  No Third-Party Beneficiaries.......................................................................  59

EXHIBITS
--------

A    Direct and Indirect Subsidiaries of Tribune Education Company
B    Opinion of Counsel to Seller
C    Opinion of Counsel to Buyer

SCHEDULES
---------

5.2          List of Jurisdictions
5.3          Subsidiaries and Investments
5.4          No Conflicts
5.5          Financial Statements
5.6          Operations Since Financial Statement Date of the Companies
5.7          Taxes
5.8          Governmental Permits
5.9          Real Property
5.10         Personal Property Leases
5.11         Assets Other than Real Property Interests
5.12(a)      List of Intellectual Property
5.12(b)      Right, Title and Interest in Intellectual Property
5.12(c)      Validity and Enforceability of Intellectual Property
5.12(d)      Challenge to Intellectual Property Rights
5.12(e)      Intellectual Property Necessary to Operation of the Business
5.13         Violation, Litigation or Regulatory Action of the Companies
5.14         Contracts
5.15         Status of Contracts
5.16         Brokers of Seller
5.17(a)      Welfare Plans, Pension Plans and Foreign Plans
5.17(e)      Benefits Due to Transactions Contemplated by the Agreement
5.17(g)      Other Employee Benefits
5.18         Insider Interests
5.19         Environmental Compliance
5.20         Employee Agreements
5.21         Undisclosed Liabilities
5.22         Insurance
6.3          Violation, Litigation or Regulatory Action of Buyer
6.4          Brokers of Buyer
7.4          Operations Prior to Closing Date
7.14         Intercompany Notes Receivable
8.2(b)       Buyer's Benefit Programs
11.2(a)(iv)  Other Indemnification by Seller

                            STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT, dated as of June 22, 2000, among Tribune Company, a Delaware corporation ("Seller"), and The McGraw-Hill Companies, Inc., a New
                         ------
York corporation ("Buyer").
                   -----

     WHEREAS, Seller is the owner of all of the issued and outstanding shares of capital stock of Tribune Education Company, a Delaware corporation ("TEC"), and
                                                                     ---
Landoll, Inc., an Ohio corporation ("Landoll") (TEC and Landoll being referred
                                     -------
to herein collectively as the "Companies" and individually as a "Company");
                               ---------                         -------

     WHEREAS, TEC, individually and through the Subsidiaries (as defined below), and Landoll are collectively engaged in the business of developing, publishing, marketing, distributing and selling core and supplemental education and consumer products and providing educational training and workshops and related services (the "Business"); and
      --------

     WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of the capital stock of the Companies, all on the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is hereby agreed between Seller and Buyer as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.1.    Definitions.  In this Agreement, the following terms have
                     -----------
the meanings specified or referred to in this Section 1.1 and shall be equally
                                              -----------
applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

     "Affected Employees" has the meaning specified in Section 8.2(a).
      ------------------                               --------------

     "Affiliate" means, with respect to any Person, any other Person which
      ---------
directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Person. For purposes of this definition, "control" shall mean, when used with respect to any Person, the power to direct the management and policies of such person, directly or indirectly, through the ownership of voting securities, by contract or otherwise.

     "Agreed Accounting Principles" means GAAP; provided that with respect to
      ----------------------------
any matter as to which there is more than one generally accepted accounting principle, Agreed Accounting Principles means the generally accepted accounting principles applied in the preparation of the Financial Statement included in
Schedule 5.5.
------------

     "Agreed Rate" means the rate for 90-day, non-financial AA commercial paper,
      -----------
as indicated at the Federal Reserve web page (www.bog.frb.fed.us/releases/cp/) as of the Closing Date.

     "Ancillary Agreements" means the Seller Ancillary Agreements and the Buyer
      --------------------
Ancillary Agreements.

     "Arbitrator" has the meaning specified in Section 3.2(e).
      ----------                               --------------

     "Business" has the meaning specified in the second recital of this
      --------
Agreement.

     "Business Agreements" has the meaning specified in Section 5.15.
      -------------------                               ------------

     "Buyer" has the meaning specified in the first paragraph of this Agreement.
      -----

     "Buyer Ancillary Agreements" means all agreements, instruments and
      --------------------------
documents being or to be executed and delivered by Buyer under this Agreement or in connection herewith.

     "Buyer Group Member" means Buyer and its Affiliates, (including the
      ------------------
Companies and the Subsidiaries after the Closing) directors, officers, employees, agents, attorneys and consultants and their respective successors and assigns.

     "Buyer's Benefit Programs" has the meaning specified in Section 8.2(c).
      ------------------------                               --------------

     "Claim Notice" has the meaning specified in Section 11.4(a).
      ------------                               ---------------

     "Closing" means the transfer of the Shares from Seller to Buyer on the
      -------
Closing Date in exchange for the Purchase Price (subject to adjustments, if any, pursuant to Article III herein).
            -----------

     "Closing Date" has the meaning specified in Section 4.1.
      ------------                               -----------

     "COBRA" has the meaning specified in Section 8.2(f).
      -----                               --------------

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Company" or "Companies" has the meaning specified in the first recital of
      -------      ---------
this Agreement.

     "Competing Business" has the meaning specified in Section 7.12.
      ------------------                               ------------

     "Confidentiality Agreement" means the Confidentiality Agreement dated April
      -------------------------
17, 2000 between Seller and Buyer.

     "Contract" has the meaning specified in Section 5.4(b)(i).
      --------                               -----------------

     "Court Order" means any judgment, order, award or decree of any foreign,
      -----------
federal, state, local or other court, tribunal or Governmental Body and any award in any arbitration proceeding.

     "Disputed Items" has the meaning specified in Section 3.2(e).
      --------------                               --------------

     "Encumbrance" means any lien, claim, charge, security interest, mortgage,
      -----------
pledge, easement, judgment, escrow, lease, sublease, covenant, right of way, option, conditional sale or other title retention agreement, defect in title or other restrictions of a similar kind, and including any agreement to create any of the foregoing.

     "Environmental Laws" means any applicable statute, regulation, rule,
      ------------------
ordinance, code, license or order, of any government agency, department, commission, board, bureau or instrumentality of the United States, states and political subdivisions thereof or any foreign jurisdiction, and all applicable judicial and administrative and regulatory decrees, judgments and orders, relating to the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986;
-- ---
the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq.; the
                                                                    -- ---
Federal Water Pollution Control Act, 42 U.S.C. Sections 1251 et seq.; the
                                                             -- ---
National Environmental Policy Act, 42 U.S.C. Sections 4321 et seq.; the Refuse
                                                           -- ---
Act, 33 U.S.C. Section 401 et seq.; the Federal Insecticide, Fungicide and
                           -- ---
Rodenticide Act, 7 U.S.C. Sections 136 et seq.; the Emergency Planning and
                                       -- ---
Community Right to Know Act, 42 U.S.C. Sections 11001 et seq.; the Occupational
                                                      -- ---
Safety and Health Act of 1970; the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq.; and the Toxic Substances Control Act, 15 U.S.C.
                     -- ---
Sections 2601 et seq.; and other legal requirements having similar subject
              -- ---
matter.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "ERISA Affiliate" means any person or entity that, together with the
      ---------------
Companies and the Subsidiaries, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

     "Expenses" means any and all reasonable expenses incurred in connection
      --------
with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees and reasonable disbursements of legal counsel, investigators, expert witnesses, accountants and other professionals).

     "Financial Statement" means the unaudited combined balance sheet of the
      -------------------
Companies and the Subsidiaries as of the Financial Statement Date, and the related statement of income for the period beginning December 27, 1999 and ending on the Financial Statement Date, included in Schedule 5.5.
                                                    ------------

     "Financial Statement Date" means March 26, 2000.
      ------------------------

     "Foreign Plan" means any benefit plan of the type that would meet the
      ------------
definition of Welfare Plan or Pension Plan but that is subject to or governed by the laws of any jurisdiction other than the United States.

     "GAAP" means United States generally accepted accounting principles,
      ----
consistently applied, in effect at the date of the financial statement to which it refers.

     "Governmental Body" means any domestic or foreign, federal, state or local
      -----------------
government, court of competent jurisdiction, administrative agency or commission or other governmental authority, instrumentality or regulatory body.

     "Governmental Permits" has the meaning specified in Section 5.8.
      --------------------                               -----------

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976,
      -------
as amended.

     "Indemnified Party" has the meaning specified in Section 11.4(a).
      -----------------                               ---------------

     "Indemnitor" has the meaning specified in Section 11.4(a).
      ----------                               ---------------

     "Intellectual Property" means United States and foreign patents, pending
      ---------------------
patent applications, continuations (in whole or in part), divisions, reissues, disclosures, inventions (whether patentable or not) and improvements, registered mask works and pending mask work registrations, trademark and service mark registrations, pending trademark and service mark applications, unregistered trademarks and service marks, trade names, domain names, trade dress, logos, copyright registrations, pending copyright applications and unregistered copyrights, rights under copyright, renewal rights, extensions and, in each case, all goodwill associated therewith, and technology and software, trade secrets, confidential information, proprietary information and all other proprietary and intellectual property rights in any and all media.

     "Knowledge of Buyer" means, as to a particular matter, the knowledge of the
      ------------------
following persons: Chief Executive Officer, Chief Financial Officer, Executive Vice Presidents and Chief Legal Officer of Buyer.

     "Knowledge of Seller" means, as to a particular matter, the knowledge of
      -------------------
the following persons: the Chairman, President and Chief Executive Officer of Seller, the Senior Vice President, Finance and Administration of Seller, the Senior Vice President, Development of Seller, the Vice President and Treasurer of Seller, the Vice President, General Counsel and Secretary of Seller, the Vice President, Human Resources of Seller, the Vice President and Controller of Seller and, with respect to the Companies or any Subsidiary, the principal executive officer, principal financial officer, treasurer, secretary, principal internal legal counsel and each other executive officer of the Companies or such Subsidiary, as the case may be.

     "Landoll" has the meaning specified in the first recital of this Agreement.
      -------

     "Losses" means any and all losses, costs, obligations, liabilities,
      ------
settlement payments, awards, judgments, fines, penalties, damages, expenses, deficiencies or other claims or charges.

     "Material Adverse Effect" means a material adverse effect on the business,
      -----------------------
assets, results of operations or financial condition of the Companies and the Subsidiaries taken as a whole, other than changes (a) relating to generally applicable U.S. economic conditions or the Companies' and the Subsidiaries' industry in general or (b) resulting specifically from the fact that Buyer is the purchaser of the Shares and not otherwise resulting generally from the fact that Seller is selling the Companies or the Business.

     "Measurement Date" shall mean the earlier of June 30, 2000 or the Closing
      ----------------
Date.

     "Measurement Date Balance Sheet" has the meaning specified in Section
      ------------------------------                               -------
3.1(b)(ii).
----------

     "Measurement Period" shall mean July 1, 2000 through the Closing Date.
      ------------------

     "Multiemployer Plan" means any employee benefit plan, as defined in Section
      ------------------
3(37) of ERISA.

     "Objection Notice" has the meaning specified in Section 3.2(c).
      ----------------                               --------------

     "Pension Plan" means any pension plan, as defined in Section 3(2) of ERISA
      ------------
without regard to Section 4(b)(4) thereof.

     "Permitted Encumbrances" means (a) liens for Taxes and other governmental
      ----------------------
charges and assessments which are not yet due and payable, (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable and (c) other liens or imperfections on property (other than Intellectual Property or material Contracts affecting Intellectual Property) which, individually or in the aggregate, are not material in monetary amount or quality or quantity and do not materially detract from the value of or materially impair the existing or permitted uses of the property affected by such lien or imperfection.

     "Person" means any individual, corporation, partnership, limited
      ------
partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Body.

     "Positive Distributions Amount" shall mean the excess of distributions or
      -----------------------------
advances made from the Companies and the Subsidiaries to Seller or its Affiliates (other than the Companies or the Subsidiaries) during the Measurement Period over cash advances made by Seller or its Affiliates (other than the Companies or the Subsidiaries) to the Companies and the Subsidiaries during the Measurement Period as reflected in the Special Intercompany Accounts, exclusive of any Taxes on income.

     "Positive Net Funding Amount" shall mean the excess of cash advances made
      ---------------------------
by Seller or its Affiliates (other than the Companies or the Subsidiaries) to the Companies and the

Subsidiaries during the Measurement Period over distributions made from the Companies and the Subsidiaries to Seller or its Affiliates (other than the Companies or the Subsidiaries) during the Measurement Period as reflected in the Special Intercompany Accounts, exclusive of any Taxes on income.

     "Post-Closing Tax Period" shall mean any taxable period (or portion
      -----------------------
thereof) that begins after the Closing Date.

     "Pre-Closing Tax Period" shall mean all taxable periods (or portions
      ----------------------
thereof) ending on or before the Closing Date.

     "Properties" has the meaning specified in Section 5.9.
      ----------                               -----------

     "Purchase Price" has the meaning specified in Section 3.1(a).
      --------------                               --------------

     "Requirements of Law" means any domestic or foreign, federal, state and
      -------------------
local treaties, conventions and directives (and all revisions and versions thereof) laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body.

     "Resolution Period" has the meaning specified in Section 3.2(d).
      -----------------                               --------------

     "Review Period" has the meaning specified in Section 3.2(b).
      -------------                               --------------

     "Seller" has the meaning specified in the first paragraph of this
      ------
Agreement.

     "Seller Ancillary Agreements" means all agreements, instruments and
      ---------------------------
documents being or to be executed and delivered by Seller under this Agreement or in connection herewith.

     "Seller Group Member" means Seller and its Affiliates (including the
      -------------------
Companies and the Subsidiaries prior to the Closing), directors, officers, employees, agents, accountants, attorneys, financial advisors and consultants and their respective successors and assigns.

     "Seller Plans" has the meaning specified in Section 8.2(b).
      ------------                               --------------

     "Seller Tax Group" means the "affiliated group" (as defined in Section
      ----------------
1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that includes Seller.

     "Shares" has the meaning specified in Section 2.1.
      ------                               -----------

     "Special Intercompany Accounts" shall mean separate intercompany accounts
      -----------------------------
reflecting cash advances and distributions during the Measurement Period maintained in order to measure the cash flow of the Business during the Measurement Period for purposes of the Purchase Price adjustment in Section 3.
                                                                    ---------

     "Straddle Period" means any taxable year or period beginning before and
      ---------------
ending after the Closing Date.

     "Subsidiaries" means, collectively, those entities listed on Exhibit A
      ------------                                                ---------
hereto.

     "Tax" (and, with correlative meaning, "Taxes") means any domestic or
      ---                                   -----
foreign, federal, state, county, municipal or other local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer, real property, personal property, excise tax, taxes measured by or imposed on capital, escheat liabilities or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any addition to Tax, interest or penalty relating to Taxes or Tax Returns, imposed by any Governmental Body.

     "Taxing Authority" shall mean any domestic or foreign, federal, state,
      ----------------
county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising tax regulatory authority.

     "Tax Package" has the meaning specified in Section 11.6(a)(iii).
      -----------                               --------------------

     "Tax Return" means any return, report or similar statement, including any
      ----------
related or supporting information with respect to any of the foregoing, required to be filed with respect to any Tax or with respect to any Taxing Authority (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     "TEC" has the meaning specified in the first recital of this Agreement.
      ---

     "Voting Debt" has the meaning specified in Section 5.2(c).
      -----------                               --------------

     "WARN" has the meaning specified in Section 8.2(i).
      ----                               --------------

     "Welfare Plan" means any welfare plan, as defined in Section 3(1) of ERISA
      ------------
without regard to Section 4(b)(4) thereof.

                                  ARTICLE II

                               PURCHASE AND SALE

     SECTION 2.1.  Purchase and Sale of the Shares.  Upon the terms and subject
                   -------------------------------
to the conditions of this Agreement, on the Closing Date, Seller shall sell, transfer, assign, convey and deliver to Buyer, free and clear of all Encumbrances, and Buyer shall purchase and accept from Seller, all of the issued and outstanding shares of capital stock of the Companies (collectively, the "Shares").
 ------

                                  ARTICLE III

                                PURCHASE PRICE

     SECTION 3.1.  Purchase Price.  (a)  The Purchase Price (the "Purchase
                   --------------                                 --------
Price") for the Shares shall be:
-----

          (i)    $634,712,500, plus
                               ----

          (ii) any amount by which Measurement Date Net Assets exceeds Net Assets on March 26, 2000, plus
                               ----

          (iii) in the event that the Closing Date does not occur until after June 30, 2000, 50% of the Measurement Period Pre-Tax Income (if any), plus
                                                                           ----

          (iv) in the event the Closing Date does not occur until after June 30, 2000, an amount for Taxes on 50% of the Measurement Period Pre-Tax Income (if any) computed at a rate of 42.8%, plus
                                                  ----

          (v) in the event that the Closing Date does not occur until after June 30, 2000, 100% of the Measurement Period Positive Net Funding Amount, plus
     ----

          (vi)   interest at the Agreed Rate on the amount in Section 3.1(a)(i)
                                                              -----------------
     from the day following the Measurement Date to the Closing Date, minus
                                                                      -----

          (vii) the amount by which Net Assets on March 26, 2000 exceeds the Measurement Date Net Assets, minus
                                  -----

          (viii) in the event that the Closing Date does not occur until after June 30, 2000, 50% of the Measurement Period Pre-Tax Loss (if any), minus
                                                                         -----

          (ix) in the event the Closing Date does not occur until after June 30, 2000, an amount for Tax benefit on 50% of the Measurement Period Pre-Tax Loss (if any) at a rate of 42.8%, minus
                                           -----

          (x) in the event that the Closing Date does not occur until after June 30, 2000, 100% of the Measurement Period Positive Distributions Amount.

          (b)  For purposes of this Section 3:
                                    ----------

          (i)  "Measurement Period Pre-Tax Income" or "Measurement Period Pre-
                ---------------------------------      -----------------------
     Tax Loss" shall mean the combined pre-Tax income of the Companies or the
     --------
     combined pre-Tax loss of the Companies, as the case may be, for the Measurement Period as shown on the Measurement Period Statement of Income and determined in accordance with the Agreed Accounting Principles applied in a manner consistent with the audited combined statement of income for the year ended December 26, 1999 described in Section 5.5 and
                                                   -----------

          (ii) "Net Assets" shall mean the total assets of the Business
                ----------
     ($846,304,000) as shown on the combined financial statements of the Companies and the Subsidiaries as of March 26, 2000 attached hereto as
     Schedule 5.5 minus the total liabilities ($103,750,000) shown on such
     ------------
     financial statements, and the corresponding combined assets and liabilities of the Business on the Measurement Date balance sheet (the "Measurement
                                                                 -----------
     Date Balance Sheet", subject, however, to the following exclusions from
     ------------------
     such assets and liabilities at both such dates (which exclusions have not been reflected in the foregoing dollar amounts):

               (A)   Current and Deferred Income Tax Assets and Liabilities,

               (B)   Goodwill and other intangibles (net),

               (C) Any other liability or payment for which a Buyer Group Member is not responsible under the terms of this Agreement, including without limitation under Sections 8.2 and 11.1 hereof; and
                                   ------------     ----

               (D)   Any intercompany assets or liabilities.

        It is the intention of the parties hereto that Net Assets should be calculated on a consistent basis at March 26, 2000 and the Measurement Date.

     Section 3.2.    Procedure for Determination of Purchase Price. The
                     ---------------------------------------------
procedure for determining the Purchase Price shall be as follows:

          (a) As promptly as practicable following the Closing Date (but not later than 45 days after the Closing Date), Seller shall provide to Buyer:

          (i) An unaudited preliminary statement of Measurement Period Pre-Tax Income or Measurement Period Pre-Tax Loss prepared in accordance with the Agreed Accounting Principles.

          (ii) An unaudited preliminary Measurement Date Balance Sheet and statement of preliminary Measurement Date Net Assets prepared in accordance with the Agreed Accounting Principles.

          (iii) An unaudited preliminary statement of the Positive Net Funding Amount or Positive Distributions Amount, as the case may be, prepared on a combined basis.

          (iv) A preliminary calculation of the Purchase Price Adjustment in accordance with Section 3.3.
                     -----------

          (b)   Buyer shall have 30 business days (the "Review Period") to
                                                        -------------
review the items described in Section 3.2(a). During the Review Period, Buyer
                              -------------
and its authorized representatives (including outside accountants) shall have reasonable access to all relevant books and records, including the Special Intercompany Accounts, and employees of Seller, the Companies, any Subsidiary and the Business to the extent required to complete such review.

          (c) Unless Buyer objects in writing on or before the conclusion of the Review Period to one or more of the items described in Section 3.2(a), such
                                                           --------------
items not objected to shall become final for purposes of the calculations set forth in Section 3.3. In the event that it objects to one or more of the items
         -----------
described in Section 3.2(a), Buyer shall send, prior to expiration of the Review
             --------------
Period, a written notice to Seller identifying the item or items to which it objects and specifying its objections in reasonable detail and the basis therefor ("Objection Notice").
           ----------------

          (d) During the 15 business day period following Seller's receipt of the Objection Notice (the "Resolution Period"), Buyer and Seller shall attempt
                           -----------------
to resolve the differences specified in the Objection Notice and any resolution by them (evidenced in writing) of such differences shall be final, binding and conclusive for purposes of this Agreement including Section 3.3 hereof.
                                                    -----------

          (e) Any items enumerated in the Objection Notice that are not resolved during the Resolution Period described in Section 3.2(d) ("Disputed
                                                   --------------   --------
Items") shall be submitted to a firm of independent certified public accountants
-----
(the "Arbitrator") mutually selected by Seller and Buyer within ten business
      ----------
days after the expiration of the Resolution Period. The Arbitrator shall determine and resolve, based solely on presentations by Seller and Buyer, and not by independent review, the Disputed Items, consistent with the Agreed Accounting Principles. The Arbitrator's determination shall be made within 30 business days of its selection, shall be set forth in a written statement delivered to Seller and Buyer and shall be final, binding and conclusive for purposes of this Agreement including Section 3.3 hereof. All fees and expenses
                                     -----------
of the Arbitrator shall be paid one-half by Buyer and one-half by Seller.

          (f)   At the conclusion of the process described in Section 3.2(b),
                                                              --------------
(c), (d) and (e), the items described in Section 3.2(a)(i), (ii) and (iii) shall
---  ---     ---                         -----------------  ----     -----
become final and conclusive and the payments described in Section 3.3 shall be
                                                          -----------
accordingly made.

     Section 3.3.    Purchase Price Adjustment. Within five business days of the
                     -------------------------
conclusion of the process described in Section 3.2,
                                       -----------

          (i) Buyer shall pay to Seller by wire transfer of immediately available funds to such bank account of Seller as Seller shall designate in writing to Buyer:

                    (A) The amount (if any) by which Measurement Date Net Assets exceeds Net Assets on March 26, 2000, plus

                    (B) 50% of the Measurement Period Pre-Tax Income (if any) (assuming that the Closing Date is after June 30, 2000), plus

                    (C) an amount for Taxes on 50% of the Measurement Period Pre-Tax Income (if any) computed at a rate of 42.8% (assuming that the Closing Date is after June 30, 2000), plus

                    (D) 100% of the Measurement Period Positive Net Funding Amount (if any) (assuming that the Closing Date is after June 30,
          2000).

          (ii) Seller shall pay to Buyer by wire transfer of immediately available funds to such bank account of Buyer as Buyer shall designate in writing to Seller:

                    (A) the amount (if any) by which Net Assets on March 26, 2000 exceeds the Measurement Date Net Assets, plus

                    (B) 50% of the Measurement Period Pre-Tax Loss (if any) (assuming that the Closing Date is after June 30, 2000), plus

                    (C) an amount for Tax benefit on 50% of the Measurement Period Pre-Tax Loss (if any) at a rate of 42.8% (assuming that the Closing Date is after June 30, 2000), plus

                    (D) 100% of the Measurement Period Positive Distributions Amount (if any) (assuming that the Closing Date is after June 30,
          2000).

          (iii) The amounts described in Section 3.3 (i) and (ii) shall be paid
                                         ---------------     ----
     with interest at the Agreed Rate from the Closing Date to the date of payment.

     Section 3.4.  Allocation.  The Purchase Price shall be allocated between
                   ----------
the Shares of Landoll and the Shares of TEC as follows:

          (a)  of the amount specified in Section 3.1(a)(i), $40,000,000 shall
                                          -----------------
be allocated to the Shares of Landoll and $594,712,500 shall be allocated to the Shares of TEC; and

          (b)  the amount of the adjustment described in Section 3.3 shall be
                                                         -----------
allocated by the parties in good faith between the Shares of Landoll and the Shares of TEC, and added to or subtracted from the amounts in Section 3.4(a), in
                                                              --------------
accordance with the respective changes in the Net Assets from March 26, 2000 to the Measurement Date, Measurement Period cash flow, and Measurement Period Pre-Tax Income or Loss and Measurement Period Taxes of Landoll and TEC for the relevant periods.

                                  ARTICLE IV

                                    CLOSING

     Section 4.1.   Closing Date.  The Closing shall be consummated on a date
                    ------------
and at a time agreed upon by Buyer and Seller, but in no event later than the fifth business day after the conditions set forth in Articles IX and X have been
                                                     -----------     -
satisfied or waived, at the offices of Sidley & Austin, Bank One Plaza, 10 South Dearborn Street, Chicago, Illinois, or at such other place as shall be agreed upon by Buyer and Seller. The time and date on which the Closing is actually held is referred to herein as the "Closing Date"; provided, that for Tax and
                                   ------------   --------
accounting purposes the Closing shall be deemed to occur at the close of business on the Closing Date.

     Section 4.2.   Payment on the Closing Date.  Subject to fulfillment or
                    ---------------------------
waiver of the conditions set forth in Article IX, at the Closing Buyer shall pay
                                      ----------
Seller an amount equal to $634,712,500 plus interest thereon in accordance with
Section 3.1(a)(vi) by wire transfer of immediately available funds to the bank
------------------
account or accounts specified by Seller.

     Section 4.3.  Buyer's Additional Closing Date Deliveries.  Subject to
                   ------------------------------------------
fulfillment or waiver (where permissible) of the conditions set forth in Article
                                                                         -------
IX, at the Closing Buyer shall deliver to Seller all of the following:
--

          (a) Copies of Buyer's charter certified as of a recent date by the Secretary of State of the State of New York;

          (b) Certificate of good standing (or other equivalent certification, if any) of Buyer issued as of a recent date by the Secretary of State of the State of New York;

          (c) Certificate of the secretary or an assistant secretary of Buyer, dated the Closing Date, in form and substance reasonably satisfactory to Seller, as to (i) the lack of amendments to the charter of Buyer since the date of the certificate specified in clause (a) above; (ii) the by-laws of Buyer; (iii) the resolutions of the Board of Directors of Buyer authorizing the execution and performance of this Agreement, any Buyer Ancillary Agreement and the transactions contemplated hereby and thereby; and (iv) incumbency and signatures of the officers of Buyer executing this Agreement and any Buyer Ancillary Agreement; and

          (d)  The certificate contemplated by Section 10.1, duly executed by a
                                               ------------
duly authorized officer of Buyer.

     Section 4.4.  Seller's Closing Date Deliveries.  Subject to fulfillment or
                   --------------------------------
waiver (where permissible) of the conditions set forth in Article X, at the
                                                          ---------
Closing Seller shall deliver to Buyer all of the following:

          (a) Copies of the Certificate of Incorporation of Seller certified as of a recent date by the Secretary of State of the State of Delaware;

          (b) Certificate of good standing of Seller issued as of a recent date by the Secretary of State of the State of Delaware;

          (c) Certificate of the secretary or an assistant secretary of Seller, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, as to (i) the lack of amendments to the Certificate of Incorporation of Seller since the date of the certificate specified in clause (a) above; (ii) the by-laws of Seller; (iii) the resolutions of the Board of Directors of Seller authorizing the execution and performance of this Agreement, any Seller Ancillary Agreement and the transactions contemplated hereby and thereby; and
(iv) incumbency and signatures of the officers of Seller executing this Agreement and any Seller Ancillary Agreement;

          (d) Copies of the Certificate of Incorporation of TEC certified as of a recent date by the Secretary of State of the State of Delaware;

          (e) Certificate of good standing of TEC issued as of a recent date by the Secretary of State of the State of Delaware;

          (f) Certificate of the secretary or an assistant secretary of TEC, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, as to (i) the lack of amendments to the Certificate of Incorporation of TEC since the date of the certificate specified in clause (d) above; (ii) the by-laws of TEC; and (iii) any resolutions of the Board of Directors of TEC relating to the transactions contemplated by this Agreement;

          (g) Copies of the Articles of Incorporation of Landoll certified as of a recent date by the Secretary of State of the State of Ohio;

          (h) Certificate of good standing of Landoll issued as of a recent date by the Secretary of State of the State of Ohio;

          (i) Certificate of the secretary or an assistant secretary of Landoll, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, as to (i) the lack of amendments to the Articles of Incorporation of Landoll since the date of the certificate specified in clause (g) above; (ii) the Code of Regulations of Landoll; and (iii) any resolutions of the Board of Directors of Landoll relating to the transactions contemplated by this Agreement;

          (j) Copies of the charter documents of each U.S. Subsidiary certified as of a recent date by the Secretary of State of the state of its incorporation;

          (k) Copies of the organizational documents of each foreign Subsidiary certified by the relevant authority of the jurisdiction of its incorporation, if applicable;

          (l) Certificate of good standing (or other equivalent certification, if any) of each Subsidiary issued as of a recent date by the Secretary of State or other relevant authority of the state or jurisdiction of its incorporation, if applicable;

          (m) Certificates dated a recent date of the Secretary of State of each state in which each Company is qualified to do business as a foreign corporation under the laws of each such state;

          (n) Certificates dated a recent date of the Secretary of State or, if applicable, other relevant authority of each state or jurisdiction in which each Subsidiary is qualified to do business as a foreign corporation under the laws of each such state or jurisdiction;

          (o) "Bring-down" certificates of good standing of each Company dated within five days of the Closing Date (unless the corresponding certificates described in clauses (e) and (h) are dated within five business days of the Closing Date);

          (p) "Bring-down" certificates of good standing of each Subsidiary dated within five days of the Closing Date (unless the certificate described in clause (l) of such Subsidiary is dated within five business days of the Closing
Date);

          (q) All consents, amendments, waivers and other agreements agreed herein to be delivered on the Closing Date;

          (r) The certificates representing all of the Shares, duly endorsed to Buyer or accompanied by duly executed and witnessed stock powers duly endorsed to Buyer with appropriate transfer tax stamps, if any, affixed;

          (s)  The certificate contemplated by Section 9.1, duly executed by a
                                               -----------
duly authorized officer of Seller;

          (t) The written resignations of the directors (and any officers specified by Buyer in writing not less than three days prior to the Closing
 Date) of the Companies and the Subsidiaries;

          (u) Such other bills of sale, assignments and other instruments of transfer or conveyance as Buyer may reasonably request or as may be otherwise reasonably necessary to put Buyer in actual possession and control of the Business; provided that Seller shall not be required to incur any expense in connection therewith and Buyer shall not be required to pay any additional consideration therefor; and

          (v) Any stock records and minutes books for each Company and each subsidiary.


                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Seller represents and warrants to Buyer and agrees as follows:

     Section 5.1. Organization of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has full corporate power and corporate authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own or otherwise hold the Shares.

     Section 5.2.  Organization; Capital Structure of the Companies; Power and
                   -----------------------------------------------------------
Authority.  (a)  Each of the Companies and the Subsidiaries is a corporation
---------
duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation. Each of the Companies and the Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualifications necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. Each of the Companies and the Subsidiaries has the corporate power and corporate authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets, including the shares of capital stock of each of the Subsidiaries, to own or lease and operate its assets and to carry on the Business conducted by it in the ordinary course of the Business and consistent with past practice, except where the failure to possess such franchises, licenses, permits, authorizations or approvals would not have a Material Adverse Effect. A list of the jurisdictions in which the Companies and the Subsidiaries are so qualified is set forth in Schedule 5.2.
                                                                ------------

            (b) The authorized capital stock of TEC consists of 100 shares of Common Stock, par value $0.01 per share, of which 100 shares are issued and outstanding. The authorized capital stock of Landoll consists of (i) 10,000 shares of Common Stock, without par value, of which 3,136 shares are issued and outstanding and (ii) 10,000 shares of Class B Common Stock, without par value, of which 3,136 shares are issued and outstanding. Except for the Shares, there are no shares of capital stock or other equity securities of either Company issued, reserved for issuance or outstanding. Except for this Agreement, there are no agreements, arrangements, options, warrants, calls, rights or commitments of any character relating to the issuance, sale, purchase or redemption of any shares of capital stock of either Company. All of the outstanding shares of capital stock of each Company are duly authorized, validly issued, fully paid, nonassessable, and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right and are owned by Seller free from any and all Encumbrances. Upon delivery to Buyer at the Closing of certificates representing the Shares, duly endorsed by Seller for transfer to Buyer, and upon Seller's receipt of the Purchase Price (as determined in Article III herein), good and valid title to
                                 -----------
the Shares will pass to Buyer, free and clear of any Encumbrances (other than those Encumbrances created by Buyer). Other than this Agreement, the Shares are not subject to any voting trust agreement or other agreements, including any agreement restricting or otherwise relating to the voting, dividend rights or disposition of the Shares. No stock transfer taxes are due as a result of the purchase and sale of the Shares.

            (c) There are not any bonds, debentures, notes or other indebtedness of either Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Shares may vote ("Voting Debt"). There are
                             -----------
not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, contracts, arrangements or undertakings of any kind to which Seller, any Company or any Subsidiary is a party or by which any of them is bound (i) obligating Seller, any Company or any Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, either Company or of any Subsidiary or any Voting Debt, (ii) obligating either Company or any Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Shares. There are not any outstanding contractual obligations of Seller, either Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of either Company or any Subsidiary.

     Section 5.3.  Subsidiaries and Investments.  Except for ownership of
                   ----------------------------
capital stock of the Subsidiaries or as set forth on Schedule 5.3, the Companies
                                                     ------------
do not, directly or indirectly, own, of record or beneficially, any outstanding equity interests in any corporation, partnership, limited partnership, limited liability company, joint venture or other entity. Except as set forth on
Schedule 5.3, TEC owns, directly or indirectly, all the outstanding capital
------------
stock of each of the Subsidiaries, free and clear of all Encumbrances. All capital stock of each Subsidiary is duly authorized, validly issued and outstanding, fully paid and nonassessable, and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right. Neither the Subsidiaries nor Seller or either Company with respect to the Subsidiaries has any commitment to issue or sell any shares of the Subsidiaries' capital stock or any securities or obligations convertible into or exchangeable for, or giving any Person any right to acquire from such Subsidiary or the Seller or either Company with respect to the Subsidiaries, any shares of its capital stock, and no such securities or obligations are outstanding. Schedule 5.3 sets forth for
                                                   ------------
each Subsidiary the amount of its authorized capital stock, the amount of its outstanding capital stock and the record owner of its outstanding capital stock. Except as set forth in Schedule 5.3, there are no shares of capital stock or
                       ------------
other equity securities of any Subsidiary issued, reserved for issuance or outstanding.

     Section 5.4.  Authority of Seller; Conflicts. (a) Seller has the corporate
                   ------------------------------
power and corporate authority to execute, deliver and perform this Agreement and each of Seller Ancillary Agreements and to consummate the sale of the Shares and the consummation of any of the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and Seller Ancillary Agreements by Seller have been duly authorized and approved by Seller's board of directors and does not require any further authorization or consent of Seller or its stockholders. This Agreement has been duly authorized, executed and delivered by Seller and (assuming the valid authorization, execution and delivery of this Agreement by Buyer) is the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, and each of Seller Ancillary Agreements has been duly authorized by Seller and upon execution and delivery by Seller, will be (assuming the valid authorization, execution and delivery by each other party thereto) the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, in each case subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles.

          (b)  Except as set forth in Schedule 5.4, neither the execution and
                                      ------------
delivery by Seller of this Agreement or any of the Seller Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance by Seller with the terms, conditions and provisions hereof or thereof will:

          (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a violation or a default, an event of default or an event creating rights of acceleration, termination or cancellation of any obligation or a loss of rights under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation or imposition of any Encumbrance upon any of the Shares, the capital stock of the Subsidiaries or any of the assets or properties of the Companies or the Subsidiaries, under (1) the charter or by-laws or organizational documents, as the case may be, of Seller, either Company or any Subsidiary, (2) any note, contract, license, indenture, agreement, commitment, instrument, mortgage, lease, franchise, permit or other authorization, right, restriction or financial obligation or other legally binding obligation or arrangement (a "Contract") to which Seller,
                                                   --------
     either Company or any Subsidiary is a party, by which Seller, either Company or any Subsidiary is bound, or by which any of the properties or assets of Seller, either Company or any Subsidiary is bound, (3) any Court Order to which Seller, either Company or any Subsidiary is a party, by which Seller, either Company or any Subsidiary is bound or by which any of the properties or assets of Seller, either Company or any Subsidiary is bound, or (4) any Requirements of Law affecting Seller, either Company or any Subsidiary, or by which any of the properties or assets of Seller, either Company or any Subsidiary is affected, other than, in the case of clause (2) any such conflicts, violations, breaches, defaults, rights, loss of rights or Encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect, or

          (ii) require the approval, consent, authorization or act of, or the making by Seller, either Company or any Subsidiary of any declaration, filing or registration with, any Governmental Body, except for (1) in connection, or in compliance, with the provisions of the HSR Act, and (2) such approvals, consents, authorizations, declarations, filings or registrations the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect or would not reasonably be expected to prevent the consummation of any of the transactions contemplated hereby.

          (c)  Except as set forth in Schedule 5.4, neither a Company nor any
                                      ------------
Subsidiary is a party to a Contract which, by its terms, requires the payment of a fee in connection with a change of control.

     Section 5.5.  Financial Statements.  Schedule 5.5 contains (a) the audited
                   --------------------   ------------
combined balance sheets of the Companies as of December 26, 1999 and December 27, 1998 and the
audited combined statements of income of the Companies for the years ended December 26, 1999, December 27, 1998 and December 28, 1997 and the audited combined statements of cash flows for the years ended December 26, 1999, December 27, 1998 and December 28, 1997, and (b) the unaudited combined balance sheet and unaudited combined statement of income of the Companies as of and for the period ended March 26, 2000. Such balance sheets and related statements of income have been prepared in conformity with GAAP, and such balance sheets and related statements of income present fairly in accordance with GAAP the financial position and results of operations of the Companies as of their respective dates and for the respective periods covered thereby (subject in the case of such unaudited combined balance sheet and unaudited combined statement of income, to normal year end adjustments and the lack of footnotes and other presentation items; provided, however, that Seller shall use reasonable efforts
                    --------  -------
to furnish Buyer prior to the Closing Date with a description of such adjustments, footnotes and other presentation items applicable to such unaudited combined financial statements). The unaudited combined balance sheet and unaudited combined statement of income have been prepared on a basis consistent with the aforementioned audited statements and do not include or reflect any change in method of accounting and do not include or reflect the accrual of any additional reserve, or addition to any reserve, other than consistently with past practice and relating to the period from December 26, 1999 through March 26, 2000.

     Section 5.6.  Operations Since Financial Statement Date.  Except as set
                   -----------------------------------------
forth in Schedule 5.6, since the Financial Statement Date there have been no
         ------------
changes in the Business or the properties, assets, results of operations or financial condition of either Company or any of the Subsidiaries which have had or could reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 5.6, since the Financial Statement Date, the Companies and the
         ------------
Subsidiaries have conducted the Business only in the ordinary course and consistent with past practice.

     Section 5.7.  Taxes.  (a)  Seller, the Companies and the Subsidiaries are
                   -----
members of an "affiliated group" within the meaning of Section 1504(a) of the Code, without regard to the exclusions in Section 1504(b) of the Code, the domestic members of which file a consolidated Federal income Tax Return with Seller. Except as set forth on Schedule 5.7, each of the Companies and the
                                ------------
Subsidiaries (or Seller, on their behalf) (i) has timely filed with the appropriate domestic or foreign, federal, state, county, municipal, local and other Taxing Authorities all material Tax Returns required to be filed by the Code or by applicable domestic and foreign, state, local, county or municipal tax laws by or on behalf of either Company or the Subsidiaries and (ii) has timely paid, or will timely pay (prior to Closing, in the case of Taxes that are shown on such Tax Returns, and thereafter in accordance with Article XI), in
                                                             ----------
full all Taxes with respect to taxable periods covered by such Tax Returns and all other Taxes for which either Company or any Subsidiary is or might otherwise be liable for the taxable periods so covered, and (iii) there are no material liens for Taxes with respect to any of the assets or properties of either Company or any Subsidiary, except liens for Taxes not yet due.

     (b)   Except as set forth on Schedule 5.7, (i) no audit of the Tax Returns
                                  ------------
of either Company, any Subsidiary or the Seller Tax Group concerning an item relating to either Company or any Subsidiary is currently being conducted, and none of Seller, the Seller Tax

Group, either Company or any Subsidiary has received any notice that any domestic or foreign, federal, state, local, county, municipal or other Taxing Authority intends to conduct such audit, (ii) none of Seller, the Seller Tax Group, either Company or any Subsidiary has received any written notice of proposed adjustments, written notice of deficiency or written notice of assessment, in each case from any domestic or foreign, federal, state, local, county, municipal or other Taxing Authority with respect to the Taxes relating to either Company or any Subsidiary that has not previously been resolved, (iii) no statute of limitations has been waived in writing or extended in writing with respect to Taxes of either Company or any of the Subsidiaries, (iv) no material issues relating to Taxes were raised by the relevant Taxing Authority in any completed audit or examination that can reasonably be expected to recur in a later taxable period, (v) the relevant statute of limitations is closed with respect to the domestic or foreign, federal, state, county, municipal, local and other Tax Returns of each Company, each Subsidiary and any affiliated group of which either Company or any Subsidiary has ever been a part for all years through 1996 and (vi) Seller has made available to Buyer documents setting forth the dates of the most recent audits or examinations of each Company, any Subsidiary or any affiliated group of which either Company or any Subsidiary has ever been a member by any Taxing Authority in respect of domestic or foreign, federal, state, county, municipal, local and other Taxes for all taxable periods for which the statute of limitations has not yet expired.

          (c) Except for this Agreement, neither a Company nor any Subsidiary is party to or bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Taxing Authority). All Tax sharing agreements or arrangements between the Companies and the Subsidiaries on the one hand and the Seller and its Affiliates, or any predecessors thereof, on the other hand shall be cancelled as of the Closing Date and no further payments shall be made by, or to, the Companies or the Subsidiaries under any such agreements or arrangements.

          (d) Except as set forth in Schedule 5.7, neither a Company nor any
                                     ------------
Subsidiary shall be required to include in a taxable period ending after the Closing Date taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 381 of the Code or any comparable provision of domestic or foreign, federal, state, county, municipal, local and other Tax law.

          (e) Except as set forth in Schedule 5.7, (i) there are no outstanding
                                     ------------
agreements or waivers extending, or having the effect of extending, the statutory period of limitations applicable to any material Tax Returns required to be filed with respect to either Company or any Subsidiary, (ii) neither a Company nor any Subsidiary, or any affiliated group, within the meaning of
Section 1504 of the Code, of which either Company or any Subsidiary is or has been a member, has requested any extension of time within which to file any material Tax Return, which Tax Return has not yet been filed, and (iii) no power of attorney with respect to any Taxes has been executed or filed with any Taxing Authority by or on behalf of either Company or any Subsidiary .

          (f)  Schedule 5.7(f) sets forth a complete list of all Tax elections
               --------------
made by either Company or the Subsidiaries, or any predecessor thereto, that are, on a separate basis, material to the Tax liability of either Company or any Subsidiary .

     Section 5.8.   Governmental Permits.  The Companies and the Subsidiaries
                    --------------------
own, hold or possess all licenses, franchises, permits, privileges, immunities, approvals and other authorizations, including without limitation adoption commitments or agreements, from a Governmental Body that are necessary to entitle them to own or lease, operate and use their respective assets and properties and to carry on and conduct the Business substantially as conducted immediately prior to the date of this Agreement (herein collectively called "Governmental Permits"). Each of the Companies and the Subsidiaries has complied
 --------------------
in all material respects with all terms and conditions of the Governmental Permits and, except as set forth on Schedule 5.8, the same will not be subject
                                    ------------
to suspension, modification, revocation, termination, cancellation or nonrenewal as a result of the execution and delivery and performance of this Agreement and Seller Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby. Except as set forth in Schedule 5.8, (a) no event has
                                           ------------
occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a material breach or default under any such Governmental Permit or which allow, or after notice or lapse of time, or both, would allow, revocation or termination of any such Governmental Permit, or which might adversely affect the rights of either Company or any Subsidiary under any such Governmental Permit; (b) no notice of cancellation, default or any dispute concerning any Governmental Permit, or of any event, condition or state of facts described in the preceding clause has been received by, or is known to, Seller, either Company or any Subsidiary; and (c) each of the Governmental Permits is valid, subsisting and in full force and effect any is not subject to any change of control limitation and will continue in full force and effect after this Closing, in each case without (i) the occurrence of any breach, default, or forfeiture of rights thereunder, or (ii) the onset, approval, or act of, or the making of any filing with, any Governmental Body.

     Section 5.9.   Real Property.  Schedule 5.9 contains the address and a
                    -------------   ------------
brief description of each parcel of real property owned by and interests in real property of either Company or any Subsidiary and each option to acquire any real property. Schedule 5.9 sets forth a list of each lease or similar agreement
          ------------
under which either Company or any of the Subsidiaries is lessee of, or holds or operates, any real property owned by any Person other than such Company or such Subsidiary (the real property listed on such Schedule 5.9, the "Properties").
                                             ------------       ----------
Each of the Properties owned by the Companies or the Subsidiaries listed on
Schedule 5.9 is free and clear of all Encumbrances, except Permitted
------------
Encumbrances, and is in all material respects in workable condition and free of any defects that would materially impair the operation of the Business currently conducted at such Property.

     Section 5.10.  Personal Property Leases.  Schedule 5.10 contains as of the
                    ------------------------   -------------
date of this Agreement a list of each lease or other agreement or right under which either Company or any Subsidiary is lessee of, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a Person other than such Company or such Subsidiary, except those (i) which are terminable by the Companies or the Subsidiaries without penalty on 60 days' or less notice and are otherwise not material or (ii) which provide for annual rental payments of less than $100,000. Complete and correct copies of all such agreements, together with all modifications and amendments thereto, have been made available to Buyer.

     SECTION 5.11.  Assets Other than Real Property Interests.  A Company or a
                    -----------------------------------------
Subsidiary has good and valid title to all the assets reflected on the Financial Statement or thereafter acquired, other than those set forth on Schedule 5.11 or
                                                                -------------
otherwise disposed of since the Financial Statement Date in the ordinary course of the Business consistent with past practice, in each case free and clear of all Encumbrances, except (i) such Encumbrances as are set forth in Schedule 5.11
                                                                   -------------
(all of which shall be discharged prior to the Closing) and (ii) Permitted Encumbrances. Each material asset of the Companies and the Subsidiaries is in good working order (except for ordinary wear and tear), is free from any material defect and has been maintained in all material respects in the ordinary course of the Business in accordance with the past practice of the Companies and the Subsidiaries and generally accepted industry practice. Except as set forth
Schedule 5.11, the assets, services and facilities of the Companies and the
-------------
Subsidiaries constitute all of the assets necessary to conduct the Business in all material respects as conducted on the date of this Agreement.

     SECTION 5.12.  Intellectual Property.  (a) Schedule 5.12(a) contains a list
                    ---------------------       ----------------
of all United States and foreign patents, pending patent applications, trademark and service mark registrations, pending trademark and service mark applications and domain names owned by, issued to, acquired (whether by merger, assignment, a change of control or otherwise) and filed in the name of a Company or any Subsidiary.

          (b)  Except as disclosed in Schedule 5.12(b), the Companies and the
                                      ----------------
Subsidiaries either: (i) own the entire right, title and interest in and to the items listed in Schedule 5.12(a), free and clear of Encumbrances except for
                ----------------
Permitted Encumbrances; or (ii) have the right and license to use the same in the conduct of the Business.

          (c)  Except as disclosed in Schedule 5.12(c):  (i) all patents and
                                      ----------------
registrations identified in Schedule 5.12(a) are in force, and all applications
                            ----------------
identified in Schedule 5.12(a) are pending without challenge or opposition
              ----------------
(other than routine office actions that may be pending before the Patent and Trademark Office or its foreign equivalents); (ii) the Intellectual Property owned by, licensed to or used by the Companies and the Subsidiaries and material to the conduct of the Business is valid and enforceable, does not infringe upon the Intellectual Property rights of any third party and, to the Knowledge of Seller, no person is engaging in any activity that infringes in any material respect on Intellectual Property which is material to the Business; and (iii) the Companies and the Subsidiaries have the right to bring actions for infringement or unauthorized use of the Intellectual Property owned by, licensed to or used by the Companies and material to the conduct of the Business.

          (d)  Except as disclosed in Schedule 5.12(d): (i) during the two years
                                      ----------------
before the Closing Date, no written claim and, to the Knowledge of Seller no oral claim, has been made or asserted that alleges the Intellectual Property owned by, licensed to or used by the Companies and the Subsidiaries or material to the conduct of the Business infringes or violates the

Intellectual Property, privacy or other rights of another Person; (ii) no litigation, arbitration or other similar proceeding is pending or threatened in writing with respect to the Intellectual Property owned by, licensed to or used by the Companies and the Subsidiaries or material to the conduct of the Business; and (iii) during the two years before the Closing Date, no written claim has been made or asserted that challenges the validity, ownership or use of any Intellectual Property owned by, licensed to or used by a Company or any Subsidiary and material to the conduct of the Business.

          (e)  Except as disclosed in Schedule 5.12(e), the Companies and the
                                      ----------------
Subsidiaries own or possess the right, title and interest in, or have valid and enforceable licenses to use, the Intellectual Property necessary for the operation of the Business as presently conducted.

     SECTION 5.13.   No Violation, Litigation or Regulatory Action. Except as
                     ---------------------------------------------
set forth in Schedule 5.13:
             -------------

          (i) the Companies and the Subsidiaries have complied in all material respects with all applicable Requirements of Law and Court Orders;

          (ii) there are no lawsuits, claims, suits, proceedings or investigations pending or, to the Knowledge of Seller, threatened against a Seller, a Company or any Subsidiary which have had or would reasonably be expected to have a Material Adverse Effect; and

          (iii) there is no action, suit or proceeding pending or, to the Knowledge of Seller, threatened that questions the legality or propriety of the transactions contemplated by this Agreement or any of Seller Ancillary Agreements.

Except as set forth on Schedule 5.13, as of the date hereof, there is not any
                       -------------
action, suit or proceeding or claim by a Company or any Subsidiary pending against any other person.

     SECTION 5.14.   Contracts.  Except as set forth in Schedule 5.9 or Schedule
                     ---------                          ------------    --------
5.14, as of the date of this Agreement, neither a Company nor any Subsidiary is
----
a party to, subject to or bound by, and the assets or properties of either Company or any Subsidiary are not subject to or bound by:

          (i)   any Contract for the future purchase or sale of real property;

          (ii) any Contract which Seller reasonably anticipates will involve the payment of more than $100,000 in the year ended December 31, 2000;

          (iii) any partnership, joint venture or other similar agreement or arrangement;

          (iv) any covenant or agreement not to compete or other Contract restricting the development, manufacture, marketing or distribution of the products and services of a Company or any Subsidiary that limits the conduct of the Business;

          (v) any Contract or agreement (other than this Agreement) with (A) Seller or any Affiliate of Seller (other than a Company or a Subsidiary) or
     (B) any current or former officer, director or employee of Seller or any Affiliate of Seller;

          (vi) any lease, sublease or similar Contract with any Person or other Seller Group Member (other than a Company or a Subsidiary) under which a Company or a Subsidiary is a lessor or sublessor of, or makes available for use to any Person or other Seller Group Member (other than a Company or a Subsidiary), (A) any Property or (B) any portion of any premises otherwise occupied by a Company or a Subsidiary;

          (vii) any Contract or agreement under which (A) a Company or a Subsidiary has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any Person (other than a Company or a Subsidiary) or any other note, bond, debenture or other evidence of indebtedness of a Company or a Subsidiary (other than in favor of a Company or a Subsidiary), and (B) a Company or a Subsidiary has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any Person (other than a Company or a Subsidiary and other than extensions of trade credit in the ordinary course of the Business consistent with past practice), in each case which, individually, is in excess of $100,000;

          (viii) any Contract or agreement (including any so-called take-or-pay or keepwell agreements) under which (a) any Person, including a Company or a Subsidiary, has directly or indirectly guaranteed indebtedness, liabilities or obligations of a Company or a Subsidiary or (B) a Company or a Subsidiary has directly or indirectly guaranteed indebtedness, liabilities or obligations of any Person, including either Company or another Subsidiary (in each case other than endorsements for the purpose of collection in the ordinary course of business), in any such case which, individually, is in excess of $100,000;

          (ix) any power of attorney (other than a power of attorney given in the ordinary course of the Business consistent with past practice with respect to routine tax or trademark matters);

          (x) a Contract or agreement for the sale of any asset of a Company or a Subsidiary (other than inventory sales in the ordinary course of the Business consistent with past practice) or the grant of any preferential rights to purchase any such asset or requiring the consent of any party to the transfer thereof, other than any such Contract or agreement entered into in the ordinary course of the Business consistent with past practice after the date of this Agreement and not in violation of this Agreement;

          (xi) any currency exchange, interest rate exchange, commodity exchange or similar Contract or agreement;

          (xii) any other Contract or agreement that has an aggregate future liability to any Person (other than a Company or a Subsidiary) in excess of $250,000 and is not terminable by either Company or a Subsidiary by notice of not more than 60 days for a cost of less than $250,000 (other than purchase orders and sales orders);

          (xiii) any Contract or agreement outside the ordinary course of the Business other than as set forth above to which a Company or a Subsidiary is a party or by which it or any of its assets or businesses is bound or subject that is material to the Business;

          (xiv) any Contract under which Intellectual Property material to the Business has been licensed or rights (including, without limitation, distribution or translation rights) with respect thereto have been granted to any Person; or

          (xv) any Contract with any author, developer or licensor of the top 20 titles of each of The Wright Group, NTC/Contemporary Publishing, Instructional Fair, Creative Publications, Landoll and Everyday Learning.

     SECTION 5.15.    Status of Contracts. Except as set forth in Schedule 5.15,
                      -------------------                         -------------
each of the leases, Contracts, licenses and other agreements listed in Schedules
                                                                       ---------
5.9, 5.10, 5.12, 5.14, 5.17 and 5.20 (collectively, the "Business Agreements")
---  ----  ----  ----  ----     ----                     -------------------
is valid and binding and is in full force and effect and is enforceable by a Company or a Subsidiary in accordance with its terms. Neither a Company nor any Subsidiary is in, or, to the Knowledge of Seller, alleged to be in, breach or default under any of the Business Agreements, other than those breaches or defaults which have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. None of Seller, the Companies and the Subsidiaries has received any notice of the intention of any Person to terminate any Business Agreement. Complete and correct copies of all Business Agreements, together with all modifications and amendments thereto, have been made available to Buyer. To the Knowledge of Seller, no other Person that is a party to any of the Business Agreements is in breach or default thereunder.

     SECTION 5.16.    No Brokers.  Except as set forth in Schedule 5.16, neither
                      ----------                          -------------
Seller nor any Person acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement or Seller Ancillary Agreements.

     SECTION 5.17.    ERISA. (a) Each Welfare Plan, Pension Plan and Foreign
                      -----
Plan, including any such plan that is a severance plan, program or arrangement, maintained in connection with the Business or in which at least one employee of either Company or any Subsidiary participates is listed on Schedule 5.17(a) or
                                                           ----------------
Schedule 5.20, and Seller has made available to Buyer a summary setting forth
-------------
the material terms of each such plan.

          (b) With respect to each Welfare Plan, Pension Plan and Foreign Plan listed on Schedule 5.17(a), (i) each such Welfare Plan and Pension Plan (in each
          ----------------
case, other than any Foreign Plan) has been maintained and operated in substantial compliance with the applicable requirements of the Code and ERISA and the regulations issued thereunder, (ii) each such Foreign Plan has been maintained and operated in substantial compliance with the applicable requirements of the foreign law governing such plan and (iii) no material litigation or asserted claims against either Company or any of the Subsidiaries exist with respect to any such plan or any other plan on Schedule 5.17(g) other
                                                         ----------------
than claims for benefits in the normal course of the Business.

          (c) With respect to each Multiemployer Plan to which either Company or a Subsidiary contributes on behalf of Affected Employees or any other plan on
Schedule 5.17(a), (i) no withdrawal liability (within the meaning of Section
----------------
4201(b) of ERISA) has been incurred by either Company, any Subsidiary or any ERISA Affiliate, and neither a Company nor any Subsidiary has reason to believe that any such withdrawal liability will be incurred, prior to the Closing, (ii) to the Knowledge of Seller, no such Multiemployer Plan is in "reorganization" (within the meaning of Section 4241 of ERISA), (iii) no notice has been received that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, or that the Multiemployer Plan is or may become "insolvent" (within the meaning of Section 4241 of ERISA), (iv) to the Knowledge of Seller, no proceedings have been instituted by the Pension Benefit Guaranty Corporation against the Multiemployer Plan, (v) neither a Company nor any Subsidiary has sold assets in a transaction intended to satisfy the requirements of Section 4204 of ERISA, and (vi) if either Company, a Subsidiary or any ERISA Affiliate were to have a complete or partial withdrawal under Section 4203 of ERISA immediately prior to the Closing Date, no withdrawal liability would exist on the part of either Company, any Subsidiary or any ERISA Affiliate.

          (d) None of either Company, any ERISA Affiliate or any Subsidiary has incurred or is reasonably expected to incur any liability (i) under Title IV of ERISA with respect to any Pension Plan (other than liability for payment of premiums to the Pension Benefit Guaranty Corporation, all of which have been paid when due) or (ii) for any tax imposed under Sections 4971 through 4980B of the Code or civil liability under Section 502(i) or (1) of ERISA.

          (e)  Except as set forth on Schedule 5.17(e) or Schedule 5.20, no
                                      ----------------    -------------
benefit under any employment agreement or benefit plan, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested or payable by reason of any transaction contemplated under this Agreement.

          (f) All contributions to Welfare Plans, Pension Plans, Foreign Plans and Multiemployer Plans that were required to be made under such plans have been made and each of Seller, the Companies and the Subsidiaries has performed all material obligations required to be performed under all such plans.

          (g) Any other material employee benefits relating to the Business or to any employee of the Companies and the Subsidiaries which are in effect on the Closing Date and as to which either Company or any of the Subsidiaries has or may have in the future any liability (other than regular wages or salary and other than Welfare Plans), such as any severance, bonus, incentive or annual profit sharing plans, programs or arrangements, stock option plans, stock purchase programs, any fringe benefits described in Section 132 of the Code, any education assistance plans under Section 127 of the Code and any dependent care assistance plans under
Section 129 of the Code are listed in Schedule 5.17(g) or Schedule 5.20, and a
                                      ----------------    -------------
summary of the general terms of each such plan has been made available to Buyer by Seller.

     SECTION 5.18.  Insider Interests.  Except as set forth on Schedule 5.14,
                    -----------------                          -------------
Schedule 5.18 or Schedule 5.20, no current or former employee, officer or
-------------    -------------
director of either Company or any Subsidiary has any agreement with either Company or any interest in any property, real or personal, tangible or intangible (including, without limitation, Intellectual Property), used in or pertaining to the Business.

     SECTION 5.19.  Environmental Compliance.  Except as set forth on Schedule
                    ------------------------                          --------
5.19:
----

          (a) The Companies and the Subsidiaries have complied in all material respects with all Environmental Laws.

          (b) Each of the Companies and the Subsidiaries possesses all permits and licenses required under Environmental Law for operation of the Business as currently conducted and has at all times complied with all such permits and licenses.
          (c) With respect to the Properties: (i) neither a Company nor any Subsidiary has caused or allowed the use, transportation, handling, discharge, emission, release, generation, treatment, storage or disposal of any Hazardous Materials except in material compliance with Environmental Laws; and (ii) there are no underground storage tanks located at the owned real property listed on
Schedule 5.9 or otherwise installed or used by a Company or any Subsidiary.
------------

          (d) No notice, notification, demand, request for information, citation, summons, decree, complaint or order has been issued or filed, no penalty has been assessed and no investigation or review is pending or threatened by any Governmental Body in connection with the present or past business or properties of the Companies and each of the Subsidiaries with respect to any alleged violation of or liability under any Environmental Law.

          (e) For purposes of this agreement the term "Hazardous Materials" shall mean any material, substance, compound, solid, liquid or gas, or any radiation, emission or release of energy in any form, whether naturally occurring, man-made or the product of any process (1) which is or may under certain conditions be toxic, harmful, hazardous or acutely hazardous to public health, public safety or the environment, (2) which is or may be defined or regulated as a "hazardous waste," "hazardous substance," "toxic substance," pollutant or contaminant under any Environmental Law, (3) the use, handling, management, release, treatment, storage, transportation or disposal of which is or may be regulated under any Environmental Law. Hazardous Materials include but are not limited to asbestos, polychlorinated biphenyls, mercury, lead, petroleum and petroleum products and derivatives, urea formaldehyde foam insulation, and radon and other radioactive materials.

          (f) There has been no action or event that could reasonably be expected to result in any material liability, damage or cost to either Company or any Subsidiary under applicable Environmental Laws.

     SECTION 5.20.  Employee Relations and Agreements. (a) Schedule 5.20
                    ---------------------------------      -------------
contains a true and complete listing of all U.S. employees of the Companies and the Subsidiaries as of two weeks before the date hereof, and sets forth for each such employee the following: (i) title or position, (ii) hire date and (iii) current rate of salary. Schedule 5.20 contains a true and complete listing of
                        -------------
all non-U.S. employees of the Companies and the Subsidiaries as of four weeks before the date hereof, and sets forth for each such employee the following: (i) title or position and (ii) current rate of salary. Since the Financial Statement Date, except as disclosed on Schedule 5.20, neither a Company nor any Subsidiary
                             -------------
has: (i) increased the compensation payable or to become payable to or for the benefit of any of its employees, except as has occurred in the ordinary course of Business and consistent as to timing and amount with past practices, (ii) provided any of its employees with increased security or tenure of employment,
(iii) increased the amount payable to any of its employees upon the termination of such persons' employment, or (iv) increased, augmented or improved benefits granted to or for the benefit of its employees under any bonus, profit sharing, pension, retirement, deferred compensation, insurance or other direct or indirect benefit plan or arrangement.

          (b)  Except as set forth on Schedule 5.20, neither a Company nor any
                                      -------------
of the Subsidiaries is a party to any collective bargaining agreement or employment agreement or is currently negotiating such agreement.

          (c)  Except as set forth on Schedule 5.20, no union or similar
                                      -------------
organization represents employees of either Company or any Subsidiary and, to the Knowledge of Seller, no such organization is attempting to organize such employees.

          (d)  Except as set forth on Schedule 5.20, no director, officer or
                                      -------------
employee of either Company or any of the Subsidiaries is a party to any employment or other agreement that entitles him or her to compensation or other consideration upon the acquisition by any Person of control of either Company or any Subsidiary.

          (e)  Except as set forth on Schedule 5.20, (i) the Companies and the
                                      -------------
Subsidiaries are in material compliance with all federal, state and other applicable laws respecting employment and employment practices, terms and conditions, and, to the knowledge of Seller, have not engaged in any unfair labor practice; (ii) the worker classification of each employee or independent contractor who is or was in the service of any Company or any Subsidiary prior to the Closing Date complies with all applicable law (provided, however, that
                                                      --------  -------
Seller makes no representation or warranty regarding whether any such classification is appropriate for Buyer's operation of the Business and Buyer shall be responsible for determining the proper worker classification for any period after the Closing); and (iii) no labor strike, dispute, slowdown or stoppage is pending or, to the Knowledge of Seller, threatened against or involving the Company or any of its Subsidiaries.

     SECTION 5.21.  No Undisclosed Liabilities. The Companies and the
                    --------------------------
Subsidiaries do not have any liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise), except (i) as disclosed, reflected or reserved against in the Financial Statement or disclosed expressly in any Schedule hereto, (ii) liabilities and obligations incurred in connection with the Business in the ordinary course of the Business consistent with past practice since the Financial Statement Date, (iii) liabilities or obligations set forth in Schedule 5.21, (iv) transaction expenses incurred in
                         -------------
connection with this Agreement set forth on Schedule 5.21 hereto and (v) Taxes.
                                            -------------
Except as set forth on Schedule 5.21, neither a Company nor any of the
                       -------------
Subsidiaries is obligated to make any deferred or contingent purchase price payments with regard to any acquisitions (by merger, consolidation or otherwise) of stock or assets. Notwithstanding the foregoing, the representation and warranty made pursuant to this Section 5.21 is not intended to be duplicative of
                               ------------
any other representation or warranty in this Article V and, accordingly, no
                                             ---------
representation or warranty is made pursuant to this Section 5.21 with respect to
                                                    ------------
any matter that is specifically addressed by another representation or warranty contained in this Article V or any certificate delivered pursuant hereto.
                  ---------

     SECTION 5.22.  Insurance. Seller, the Companies or the Subsidiaries
                    ---------
currently maintain insurance policies with reputable carriers which contain appropriate coverages for the Business. Except as set forth in Schedule 5.22
                                                               -------------
with respect to the Business, there are no outstanding claims under any insurance policy or default with respect to provisions in any such policy which claim or default individually or in the aggregate would reasonably be expected to have a Material Adverse Effect. All such insurance policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing
Date), and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. To the Knowledge of Seller, the activities and operations of the Companies and the Subsidiaries have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

     SECTION 5.23.  Receivables. All the accounts receivable of the Companies
                    -----------
and the Subsidiaries (a) represent actual indebtedness incurred by the applicable account debtors and (b) have arisen from bona fide transactions in the ordinary course of the Business consistent with past practice. To the Knowledge of Seller, all such accounts receivable are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserves for doubtful accounts reflected on the Financial Statement. Since the Financial Statement Date, there have not been any write-offs as uncollectible of any customer accounts receivable of the Companies and the Subsidiaries, except for write-offs in the ordinary course of the Business consistent with past practice.

     SECTION 5.24.  Disclosure. To the Knowledge of Seller, no representation or
                    ----------
warranty of Seller contained in this Article V, any Schedule hereto or in any
                                     ---------
Seller Ancillary Agreement
contains any untrue statement of a material fact, or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided herein or therein.

                                  ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer hereby represents and warrants to Seller and agrees as follows:

     Section 6.1.  Organization of Buyer. Buyer is a corporation duly organized,
                   ---------------------
validly existing and in good standing under the laws of the State of New York. Buyer has the corporate power and corporate authority to own or lease and operate its assets and to carry on its businesses in the manner that they were conducted immediately prior to the date of this Agreement.

     Section 6.2.  Authority of Buyer; Conflicts. (a) Buyer has the corporate
                   -----------------------------
power and corporate authority to execute, deliver and perform this Agreement and each of Buyer Ancillary Agreements. The Chairman and Chief Executive Officer of Buyer will recommend that Buyer's board of directors take all necessary corporate action, at its regularly scheduled meeting to be held on June 28, 2000, to authorize, ratify and approve the execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements by Buyer. Buyer has no reason to believe that Buyer's board of directors will not unanimously authorize, ratify and approve this Agreement, the Buyer Ancillary Agreements and the transactions contemplated hereby and thereby at such June 28, 2000 meeting. Upon such authorization, ratification and approval by Buyer's board of directors, the execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements by Buyer will have been duly authorized, ratified and approved by Buyer's board of directors and will not require any further authorization or consent of Buyer or its stockholders. This Agreement has been duly executed and delivered by Buyer and, when Buyer's board of directors shall have authorized and approved the execution, delivery and performance of this Agreement at the June 28, 2000 meeting (assuming the valid authorization, execution and delivery of this Agreement by Seller), will be the legal, valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, and each of Buyer Ancillary Agreements, when Buyer's board of directors shall have authorized and approved the execution, delivery and performance thereof at the June 28, 2000 meeting, will have been duly authorized by Buyer and upon execution and delivery by Buyer will be (assuming the valid authorization, execution and delivery by each other party thereto) the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, in each case subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles.

          (b) Neither the execution and delivery by Buyer of this Agreement or any of Buyer Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment by Buyer of the terms, conditions and provisions hereof or thereof will:

          (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a violation or a default, an event of default or an event creating rights of acceleration, termination or cancellation of any obligation or a loss of rights under (1) the charter or by-laws of Buyer, (2) any note, contract, license, indenture, agreement, commitment, instrument, mortgage, lease, franchise, permit or other authorization, right, restriction or financial obligation or other legally binding obligation or arrangement to which Buyer is a party or any of its properties or assets is subject or by which Buyer is bound, (3) any Court Order to which Buyer is a party or any of its properties or assets are subject or by which it is bound or (4) any Requirements of Law affecting Buyer or by which any of the properties or assets of Buyer are affected, other than, in the case of clause (2), any such conflicts, violations, breaches, defaults, rights or loss of rights that, individually or in the aggregate, would not materially impair the ability of Buyer to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby, or

          (ii) require the approval, consent, authorization or act of, or the making by Buyer of any declaration, filing or registration with, any Governmental Body, except for (1) in connection, or in compliance, with the provisions of the HSR Act, and (2) such approvals, consents, authorizations, declarations, filings or registrations the failure of which to be obtained or made would not reasonably be expected to materially impair the ability of Buyer to perform its obligations hereunder or reasonably be expected to prevent the consummation of any of the transactions contemplated hereby.

     Section 6.3.  No Violation, Litigation or Regulatory Action. Except as set
                   ---------------------------------------------
forth in Schedule 6.3:
         ------------

          (a) as of the date hereof, there are no lawsuits, claims, suits, proceedings or investigations pending or, to the Knowledge of Buyer, threatened against Buyer or its subsidiaries which would reasonably be expected to materially impair the ability of Buyer to perform its obligations hereunder or reasonably be expected to prevent the consummation of any of the transactions contemplated hereby; and

          (b) as of the date hereof, there is no action, suit or proceeding pending or, to the Knowledge of Buyer, threatened that questions the legality or propriety of the transactions contemplated by this Agreement or any of Buyer Ancillary Agreements.

     Section 6.4.  No Brokers. Except as set forth in Schedule 6.4, neither
                   ----------                         ------------
Buyer nor any Person acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

     Section 6.5.  Financial Ability. Buyer has the financial ability to
                   -----------------
consummate the transactions contemplated by this Agreement and has furnished to Seller evidence thereof.

     Section 6.6.  Investment Intent.  Buyer is acquiring the Shares as an
                   -----------------
investment for its own account and not with a view to the distribution thereof. Buyer shall not sell, transfer, assign, pledge or hypothecate any of the Shares in the absence of registration under, or pursuant to an applicable exemption from, federal and applicable state securities laws.

                                  ARTICLE VII

                       ACTION PRIOR TO THE CLOSING DATE

     The respective parties hereto covenant and agree to take the following actions between the date hereof and the Closing Date:

     Section 7.1.  Access to Information. Seller shall afford to the officers,
                   ---------------------
employees and authorized representatives of Buyer (including, without limitation, independent public accountants, financial advisors, consultants and attorneys) reasonable access during normal business hours, upon reasonable advance notice, to the offices, properties, employees, financial advisors, consultants and outside accountants and business and financial records (including computer files, retrieval programs and similar documentation) of a Company or any Subsidiary to the extent Buyer shall reasonably deem necessary or desirable and shall furnish to Buyer or its authorized representatives such additional information concerning the Companies, the Subsidiaries and the Business as shall be reasonably requested. Buyer agrees that such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of Seller, either Company or any Subsidiary.

     Section 7.2.  Notifications. Each of Buyer and Seller shall promptly notify
                   -------------
the other of any action, suit or proceeding that shall be instituted or, to the Knowledge of Buyer and Seller, threatened against such party to restrain, prohibit or otherwise challenge any transaction contemplated by this Agreement or the Ancillary Agreements. Each party hereto shall promptly notify the other of any lawsuit, claim, proceeding or investigation that may be threatened, brought, asserted or commenced against Seller or any Affiliate of Seller (including the Companies and the Subsidiaries), Buyer or any subsidiary of Buyer, as the case may be, that would have been listed in Schedule 5.13 or
                                                          -------------
Schedule 6.3, as the case may be, if such lawsuit, claim, proceeding or
------------
investigation had arisen prior to the date hereof.

     Section 7.3.  Consents of Third Parties; Governmental Approvals. (a)
                   -------------------------------------------------
Subject to the provisions of Section 7.5, Seller and Buyer will, and will cause
                             -----------
their Affiliates (including, in the case of Seller, the Companies and the Subsidiaries) to, act diligently and reasonably to secure, before the Closing Date, the consent, approval or waiver, in form and substance reasonably satisfactory to the other party, required to be obtained by Seller or Buyer, as applicable, to consummate the transactions contemplated by this Agreement; provided, however, that such action shall not include any requirement of Seller
--------  -------
or any of its Affiliates (including the Companies and the Subsidiaries) or Buyer or any of its Affiliates to expend money, commence or participate in any litigation or offer or grant any accommodation (financial or otherwise) to any third party (other than nominal application and filing fees); and provided,
                                                                  --------
further, that neither Seller nor any of its Affiliates shall make any agreement
-------
or understanding affecting the Business as a condition for obtaining any such consents, approvals or waivers except with Buyer's prior written consent.

          (b) Subject to the provisions of Section 7.5, during the period prior
                                           -----------
to the Closing Date, Seller and Buyer shall act diligently and reasonably, and shall cooperate with each other, to secure any consents and approvals of any Governmental Body required to be obtained by them in order to permit the consummation of the transactions contemplated by this Agreement, or to otherwise satisfy the conditions set forth in Section 9.3 and Section 10.3.
                                    -----------     ------------

          (c) Subject to the terms and conditions of this Agreement, each party shall use its reasonable efforts to cause the Closing to occur, including taking all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on it or any of their respective Affiliates (including, with respect to Seller, the Companies and the Subsidiaries) with respect to the Closing. This Section does not address antitrust law related matters, which matters are addressed solely in Section 7.5.
                                -----------

     Section 7.4.  Operations Prior to the Closing Date. (a) Seller shall cause
                   ------------------------------------
the Companies and the Subsidiaries to operate and carry on the Business in the ordinary course consistent with past practice and substantially as operated immediately prior to the date of this Agreement. Consistent with the foregoing, Seller shall cause the Companies and the Subsidiaries to use their reasonable best efforts consistent with good business practice to keep intact their respective business and preserve the goodwill of the suppliers, contractors, licensors, employees, customers, distributors and others having business relations with the Companies and the Subsidiaries. Seller shall not, and shall not permit either Company or any Subsidiary to, take any action that would, or that could reasonably be expected to, result in any of the conditions to the purchase and sale of the Shares set forth in this Agreement not being satisfied.

          (b) Notwithstanding Section 7.4(a), except as set forth on Schedule
                              --------------                         --------
7.4 or except with the express written approval of Buyer, Seller shall cause the
---
Companies and the Subsidiaries not to:

          (i) make any material change in the Business or its operations, except such changes as may be required to comply with any applicable Requirements of Law;

          (ii) make any capital expenditure or enter into any Contract or commitment whether relating to capital expenditures or otherwise, in each case, in excess of $100,000 individually and $500,000 in the aggregate;

          (iii) enter into any contract for the purchase or lease of real property or exercise any option to extend or renew a lease listed in
     Schedule 5.9;
     ------------

          (iv) sell, lease (as lessor), license, transfer or otherwise dispose of or reduce the scope of (including any transfers to any Affiliates of Seller), or mortgage or pledge, or impose or suffer to be imposed any Encumbrance on, any of the assets or properties of the Companies or the Subsidiaries, other than inventory and personal property not in excess of $50,000 in the aggregate sold or otherwise disposed of in the ordinary course of the Business consistent with past practice and other than Permitted Encumbrances;

          (v) create, incur or assume, or agree to create, incur or assume, any liabilities, or obligations except in the ordinary course of the Business consistent with past practice, or indebtedness for borrowed money (other than money borrowed or advances from Seller or any Affiliate of Seller in the ordinary course of the Business consistent with past practice), or guarantee any such liabilities, obligations or indebtedness;

          (vi) adopt or amend any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other employee benefit plan with respect to its employees, or renew or amend any collective bargaining agreement or other agreement with any labor organization, union or association, other than in the ordinary course of Seller's operation as a whole, consistent with past practice or as required by any such plan or Requirements of Law, provided,
                                                                      --------
     however, that no changes shall be made to the severance arrangements listed
     -------
     on Schedule 5.20 or to the Steelworkers Union Contract;
        -------------

          (vii) make any change in the compensation of its or their directors, executive officers and employees, or independent directors other than changes made in accordance with normal compensation practices and consistent with past compensation practices;

          (viii) make any change in accounting practice, unless such change is required by GAAP; or

          (ix) make any change in the charter or by-laws or organization documents, as the case may be, of either Company or any Subsidiary.

          (x)    except as provided in Section 7.14, redeem or otherwise acquire
                                       ------------
     any shares of its capital stock or issue any capital stock or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of capital stock;

          (xi) cancel any material indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value;

          (xii) pay, loan or advance any amount to, or sell, transfer or lease any of its assets to, or enter into any agreement or arrangement with, Seller or any of its Affiliates, except for (A) transactions among the Companies and the Subsidiaries and (B) intercompany financing transactions in the ordinary course of the Business consistent with past practice;

          (xiii) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets (other than inventory) that are material;

          (xiv) lease, license or otherwise dispose of any of its assets that are material, individually or in the aggregate, to the Companies and the Subsidiaries, taken as a whole, except inventory and obsolete or excess equipment sold in the ordinary course of the Business consistent with past practice;

          (xv)   enter into Contracts of the type specified in Section 5.14 and
                                                               ------------
     Section 5.16 or modify, terminate or amend any existing Business Agreement;

          (xvi) enter into any new employment Contracts or amend any existing employment Contracts; or

          (xvii) make any change in method of accounting for tax purposes or change or make any Tax election.

          (c) Seller shall promptly advise Buyer in writing of the occurrence of any matter or event that Seller reasonably believes is materially adverse to the Business.

          (d) Seller shall take such action as may be necessary so that, as of the Closing Date, there shall be no intercompany accounts payable or accounts receivable between either of the Companies or the Subsidiaries, on the one hand, and Seller or its Affiliates (excluding for this purpose the Companies and the Subsidiaries), on the other hand, relating to the Business. With respect to any intercompany agreement or arrangement that would otherwise survive Closing, Buyer shall have the right, within 180 days after the Closing Date, to terminate such agreement (without any cost or expense to Buyer, either Company or any Subsidiary) or arrangement upon not less than 10 days notice to Seller.

     Section 7.5.  Antitrust Law Compliance. (a) As promptly as practicable
                   ------------------------
after the date hereof, but in no event later than seven business days following the date hereof, Buyer and Seller shall file with the Federal Trade Commission and the Antitrust Division of the Department of Justice the notifications and other information required to be filed under the HSR Act, or any rules and regulations promulgated thereunder, with respect to the transactions contemplated by this Agreement and the Ancillary Agreements. Each of Buyer and Seller agrees to make available to the other such information as each of them may reasonably request relative to its business, assets and property as may be required of each of them to file any additional information requested by such agencies under the HSR Act and any such rules and regulations.

          (b) In furtherance and not in limitation of the foregoing, Buyer shall use its commercially reasonable efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement and the Ancillary Agreements under any antitrust, competition or trade regulatory laws, rules or regulations of any government or Governmental Body. Commercially reasonable efforts shall not include divesting, or agreeing to any limitations on, any portion of the Business or any of Buyer's assets. Seller agrees to assist and cooperate with Buyer to the extent reasonably necessary in Buyer's attempts to resolve any such objections; provided that Seller shall not be required to expend any material amount of money in such regard or take, or agree to take or refrain from taking, any action that is adverse to Seller or any of its Affiliates (other than nominal filing and application fees).

          (c) Each party hereto shall promptly inform the other of any material communication from the Federal Trade Commission, the Department of Justice or any other government or Governmental Body regarding any of the transactions contemplated by this Agreement. If any party or any Affiliate thereof receives a request for additional information or documentary material from the Federal Trade Commission, the Department of Justice or any such other government or Governmental Body with respect to the transactions contemplated by this Agreement and the Ancillary Agreements, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. Buyer will advise Seller promptly in respect of any understandings, undertakings or agreements (oral or written) which Buyer proposes to make or enter into with the Federal Trade Commission, the Department of Justice or any other government or Governmental Bodies in connection with the transactions contemplated by this Agreement and the Ancillary Agreements.

     Section 7.6.  No Solicitation. Seller shall not, nor shall it authorize or
                   ---------------
permit any of its Affiliates or any officer, director, employee, independent contractor, investment banker, attorney or other adviser or representative of Seller or any of its Affiliates to, (i) solicit, initiate, or knowingly encourage the submission of, any Acquisition Proposal (as hereinafter defined),
(ii) enter into any agreement with respect to any Acquisition Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information for the purpose of facilitating the making of, or take any other action to facilitate any inquiries or the making of, any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. For purposes of this Agreement, "Acquisition Proposal" means any proposal made
                                 --------------------
or resubmitted after the date of this Agreement for a merger or other business combination involving either Company or any Subsidiary or any proposal or offer made or resubmitted after the date of this Agreement to acquire an equity interest in either Company or any Subsidiary or a substantial portion of the assets of either Company, the Subsidiaries or the Business.

     Section 7.7.  Consultation. In connection with the continuing operation of
                   ------------
the Business of the Companies and the Subsidiaries between the date of this Agreement and the Closing, Seller shall use reasonable efforts to consult in good faith on a regular and frequent basis with the representatives for Buyer to report material operational developments and the general status of ongoing operations pursuant to procedures reasonably requested by Buyer or such representatives. Buyer agrees that such consultation shall not be deemed a representation or warranty by Seller, either Company or any Subsidiary as to any matter discussed during the course of such consultation.

     Section 7.8.  Confidentiality. (a) Seller shall keep confidential, and
                   ---------------
cause its Affiliates (including the Companies and the Subsidiaries) and instruct its officers, directors, employees and advisors to keep confidential, all information relating to the Companies and the Subsidiaries, except due to Requirements of Law or by administrative process and except for information that is available to the public on the Closing Date, or thereafter becomes available to the public other than as a result of a breach of this Section 7.8(a). The
                                                         --------------
covenant set forth in this Section 7.8(a) shall terminate three years after the
                           --------------
Closing Date.

          (b) Seller hereby assigns, effective at the Closing, to Buyer its rights under all confidentiality agreements entered into by Seller with any person in connection with the proposed sale of the Shares to the extent such rights relate to the Companies and the Subsidiaries. Copies of such confidentiality agreements shall be provided to Buyer, upon request, after the Closing Date.

     Section 7.9.  Expenses; Transfer Taxes. (a) Whether or not the Closing
                   ------------------------
takes place, and except as set forth in Article XI, all costs and Expenses
                                        ----------
incurred in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such cost or expense.

          (b) All transfer Taxes applicable to the transfer of the Shares and any transfer fees required to be paid pursuant to the terms of the Strategic Licensing Agreement dated September 2, 1997 between Landoll and Dreamworks, LLC and the two Licensed Book Publishing Agreements dated July 1, 1999 between Landoll and Disney Licensed Publishing shall be shared equally by Seller and Buyer. Each party shall use reasonable efforts to avail itself of any available exemptions from any such Taxes or fees, and to cooperate with the other parties in providing any information and documentation that may be necessary to obtain such exemptions.

     Section 7.10. Post-Closing Cooperation. (a) Seller and Buyer shall
                   ------------------------
cooperate with each other, and shall cause their Affiliates (including, with respect to Seller, the Companies and the Subsidiaries) and their respective officers, employees, agents, auditors and representatives to cooperate with each other, for a period of 180 days after the Closing, to ensure the orderly transition of the Companies and the Subsidiaries from Seller to Buyer and to minimize any disruption to the Companies and the Subsidiaries and the other respective businesses of Seller and Buyer that might result from the transactions contemplated hereby. After the Closing, upon reasonable written notice, Seller and Buyer shall furnish or cause to be furnished to each other and their Affiliates and their respective employees, counsel, auditors and representatives access, during normal business hours, to such information and assistance relating to the Companies and the Subsidiaries (to the extent within the control of such party) as is reasonably necessary for financial reporting and accounting matters.

          (b) Each party shall reimburse the other for reasonable out-of-pocket costs and expenses incurred in assisting the other pursuant to this Section
                                                                    -------
7.10. Neither party shall be required by this Section 7.10 to take any action
----                                          ------------
that would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations (or, in the case of Buyer, those of the Companies and the Subsidiaries). Any information relating to the Companies and the Subsidiaries received by Seller pursuant to this Section
                                                                   -------
7.10 shall be subject to Section 7.8.
----                     -----------

     Section 7.11. Publicity. No public release or announcement concerning the
                   ---------
transactions contemplated hereby shall be issued by any party without the prior consent of the other parties (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall, to the extent practicable, allow the other party reasonable time to comment on such release or announcement in advance of such issuance; provided, however, that, after such
                                          --------  -------
foregoing announcements have been made, each of Seller, the Companies and Buyer may make internal announcements to their respective employees that are consistent with the parties' prior public disclosures regarding the transactions contemplated hereby after reasonable prior notice to and consultation with the other.

     Section 7.12. Agreement Not to Compete. (a) Seller understands that Buyer
                   ------------------------
shall be entitled to protect and preserve the going concern value of the Business to the extent permitted by law and that Buyer would not have entered into this Agreement absent the provisions of this Section 7.12 and, therefore,
                                                  ------------
for a period of three years from the Closing, Seller shall not and shall cause each of its Affiliates not to, directly or indirectly own, manage or otherwise operate, or have any rights to share in financial results or profits of, anywhere in the world, a business (a "Competing Business") that is engaged in
                                      ------------------
the development, publishing, marketing or distributing of (i) supplemental educational materials, products and services, (ii) adult basic education materials, products and services or (iii) consumer educational products, in each case in competition with the Business as it exists as of the date of this Agreement or the Closing Date; provided, however, that nothing contained herein
                               --------  -------
shall preclude Seller or any of its Affiliates (including Times Mirror Company or its Affiliates) from (A) owning not more than 10% of the outstanding capital stock or other equity interests of a Person, notwithstanding that such Person is engaged in a Competing Business, (B) owning in excess of 10% (but less than 30%) of the outstanding capital stock or other equity interests of a Person, notwithstanding that such Person is engaged in a Competing Business, provided that such ownership by Seller or such Affiliate results from the ordinary course investment activities of Tribune Ventures or Tribune Interactive and neither Seller nor such Affiliate controls such Person, (C) owning any interest acquired as a creditor in bankruptcy or other similar fashion and not by a voluntary investment decision, provided that Seller or such Affiliate makes arrangements to dispose of such interest as promptly as practicable thereafter, (D) owning less than 10% in value of any instrument of indebtedness of any Person, notwithstanding that such Person is engaged in a Competing Business, (E) owning an interest in any Person that is engaged in a Competing Business, provided that the activities of such Person that would be otherwise prohibited by this Section 7.12(a) account
                                                       ---------------
for the lesser of (1) 10% or less of such Person's consolidated annual revenues or (2) $10 million of annual revenues, (F) acquiring the assets or capital stock of any Person that, among the several businesses owned, managed or operated by such Person, owns, manages or otherwise operates a Competing Business that (1) generates less than 25% of such Person's consolidated annual revenues and (2) would be otherwise prohibited by this Section 7.12(a), provided that Seller or
                                      ---------------
such Affiliate sells or otherwise disposes of that portion of such Person's aggregate business that constitutes the Competing Business as promptly as practicable, and in any event within eighteen months, after such acquisition, or
(G) continuing to include in the general product and service offerings of the newspaper, broadcasting, interactive and other non-education-focused units and businesses of Seller products and services of the type currently included in such offerings, notwithstanding that such products and services may have some relationship to or could otherwise be characterized as "educational" in nature (e.g. the airing of educational programs through Seller's broadcast network, the
 ---
sale of education books through Seller's retail store, the publishing of education-related news articles or special features in Seller's newspapers or other publications, the publishing and distribution of aviation-related materials or conducting flight training through Times Mirror Company's Jeppesen unit). For a period of three years from the Closing, Seller or any Affiliate of Seller shall not use any trade name, trademark, service mark, logo or domain name of Seller or any Affiliate of Seller that includes or incorporates the name "Tribune" in connection with the Competing Business pursuant to this Section
                                                                     -------
7.12(a)(A) through (F). Without limitation of the applicability of the
----------         ---
provisions of this Section 7.12(a) on Seller (or any Person into which Seller
                   ---------------
may be merged), the provisions of this Section 7.12(a) shall not apply to any
                                       ---------------
Person which shall, after the date hereof, acquire (whether by merger, purchase or otherwise) direct or indirect control of Seller.

          (b) Seller shall not, and shall cause each of its Affiliates not to, during the 12-month period beginning on the Closing Date, solicit or recruit or, during the six-month period beginning on the Closing Date, hire, any executive, managerial, marketing, editorial, sales or information technology employee of the Business at the date of this Agreement who is offered employment by Buyer or who becomes an employee of Buyer in connection with the transactions contemplated by this Agreement or encourage any such employee to leave the employment of Buyer; provided, however, that the provisions of this Section
                     --------  -------                              -------
7.12(b) shall not apply with respect to any employee whose employment is
-------
terminated by Buyer without cause; and provided, further, that the solicitation
                                       --------  -------
and recruitment prohibitions of this Section 7.12(b) shall not be breached by
                                     ---------------
any general solicitation by Seller and its Affiliates that is not specifically directed to any such employee of the Business.

          (c) Seller agrees that the covenants set forth in this Section 7.12
                                                                 ------------
are reasonable with respect to duration, geographical area and scope. Notwithstanding any other provisions of this Agreement, if any of the provisions of this Section 7.12 or the application of any provisions of this Section 7.12
        ------------                                              ------------
to any jurisdiction or time period shall be held invalid or unenforceable, the remaining portion of the provisions of this Section 7.12, or the application of
                                            ------------
such portion thereof as is held invalid or unenforceable to jurisdictions or time periods other than those as to which it is held invalid or unenforceable, shall not be affected thereby. It is the intent and agreement of Buyer and Seller that the provisions of this Section 7.12 be given
                                                          ------------
maximum force, effect and application permissible under applicable law.

          (d) Notwithstanding any other provision of this Agreement, it is understood and agreed that the remedy of indemnity payments pursuant to Article
                                                                        -------
XI and other remedies at law would be inadequate in the case of any breach of
--
the covenants contained in Section 7.12(a). Buyer shall be entitled to seek
                           ---------------
equitable relief, including the remedy of specific performance, with respect to any breach or attempted breach of such covenants.

     Section 7.13. Further Assurances. From time to time, as and when requested
                   ------------------
by any party, each party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions, as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement and the Ancillary Agreements, including, in the case of Seller, executing and delivering to Buyer such assignments, deeds, bills of sale, consents and other instruments as Buyer or its counsel may reasonably request as necessary or desirable for such purpose.

     Section 7.14. Distribution of Intercompany Notes. Prior to the date hereof,
                   ----------------------------------
Shortland Publications, Inc. distributed to TEC, and TEC distributed to Seller, all of the intercompany notes receivable set forth on Schedule 7.14, together
                                                      -------------
with any interest paid thereon prior to the date of such distribution. Seller shall be responsible for any costs or expenses, including Taxes, arising from the distributions described in this Section 7.14. In connection with such
                                    ------------
distributions, TEC redeemed and canceled 99 shares of capital stock.

                                 ARTICLE VIII

                             ADDITIONAL AGREEMENTS

     Section 8.1.  Use of Names. Seller is not conveying ownership rights or
                   ------------
granting Buyer or either Company a license to use any of the trade names, trademarks, service marks, logos or domain names of Seller or any Affiliate of Seller (including, without limitation, the name "Tribune" or any trade name, trademark, service mark, logo or domain name incorporating the name "Tribune") and, after the Closing, Buyer shall not permit either Company or any Affiliate of either Company to use in any manner the names or marks of Seller or any Affiliate of Seller or any word that is similar in sound or appearance to such names or marks. In addition to the foregoing, within 10 days after the Closing Date, Buyer shall take all necessary action to change the corporate name of TEC and the Subsidiaries to eliminate any reference to Tribune. In the event Buyer or any Affiliate of Buyer violates any of its obligations under this Section
                                                                     -------
8.1, Seller and its Affiliates may proceed against it in law or in equity for
---
such damages or other relief as a court may deem appropriate. Buyer acknowledges that a violation of this Section 8.1 may cause Seller and its
                                      -----------
Affiliates irreparable harm which may not be adequately compensated for by money damages. Buyer therefore agrees that in the event of any actual or threatened violation of this Section 8.1, Seller and any of its Affiliates shall be
                  -----------
entitled, in addition to other remedies that they may have, to seek a temporary restraining order and to seek preliminary and final injunctive relief against Buyer or such Affiliate of Buyer to prevent any violations of this Section 8.1. Notwithstanding the foregoing, Seller hereby
                   -----------
grants to Buyer the right to leave the Tribune name and logos on the existing inventory of the Business in the form it appears on the Closing Date; provided
                                                                      --------
however, that when any components of the products in inventory are reprinted or
-------
reproduced by Buyer, the Tribune name and logos will be deleted. In addition, during the first six months after the Closing, Buyer may use existing print catalogues and other marketing and promotional materials, letterhead, business cards and other materials of the Business which contain the Tribune name. Subject to Section 11.2, Buyer shall indemnify and hold harmless Seller and its
           ------------
Affiliates from any Losses and Expenses relating to the use of Tribune's name and logos on such inventory, print catalogues, marketing and promotional materials, letterhead, business cards and other materials.

     Section 8.2.  Employee Matters. (a) For a period ending no earlier than the
                   ----------------
first anniversary of the Closing Date, Buyer shall not, and shall cause the Companies and the Subsidiaries not to, reduce the base rate of pay (or, in the case of commissioned employees, to reduce the commission levels below those provided to other similarly situated employees of Buyer or its Affiliates) payable to all employees of the Companies and the Subsidiaries on the Closing Date other than employees entitled to long-term disability benefits as of the Closing Date, it being understood that such employees will not be employees of Buyer, the Companies or the Subsidiaries after the Closing Date unless and until such employees report for active service with Buyer or its Affiliates (including the Companies or the Subsidiaries) (the "Affected Employees"); provided,
                                         ------------------    --------
however, that nothing herein shall be construed to prevent Buyer from
-------
terminating or modifying the employment of any Affected Employee at any time for any reason. Without limitation of any obligation of Buyer to be responsible for severance payments in accordance with Section 8.2(g), Buyer shall not assume,
                                      --------------
and Seller shall retain responsibility for, salary, wages, commissions, bonuses (earned), and related payroll Taxes for all employees of the Business for all periods up to and including the Closing Date. Immediately following the
Closing, Buyer shall assume responsibility for salary, wages, commissions, bonuses and related payroll taxes with respect to the Affected Employees in accordance with the first sentence of this Section 8.2(a).
                                           --------------

          (b) Immediately following the Closing Date, Seller shall take all action as may be necessary to cause all Affected Employees to cease to actively participate in any and all benefit plans, programs and arrangements maintained or contributed to or required to be maintained or contributed to by Seller, a Company or a Subsidiary or any person or entity that, together with Seller, the Companies or any of the Subsidiaries, is treated as a single employer under
Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA ("Seller
                                                                       ------
Plans"), other than contributions required on behalf of Affected Employees under
-----
the Steelworkers Pension Trust and other than any Foreign Plans. Except for Buyer's obligations under Section 8.2(g) and any plans excepted in the preceding
                          --------------
sentence, Buyer shall neither adopt nor become a sponsoring employer of, nor have any obligations, duties or liabilities under or with respect to such plans, programs and arrangements. Seller shall give notice to all Affected Employees that all benefits previously provided under the Pension Plans, other than the Steelworkers Pension Trust and any Foreign Plans, and Welfare Plans are discontinued immediately following the Closing Date and Seller shall give notice to all Affected Employees that such benefits will be replaced by Buyer's

Benefit Programs as set forth on Schedule 8.2(b). In no event shall any Affected
                                 ---------------
Employee be entitled to accrue any benefits under the Pension and Welfare Plans maintained by Seller after the Closing Date.

          (c) For a period ending no earlier than the first anniversary of the Closing Date, Buyer agrees to provide Affected Employees who remain employed with a Company or a Subsidiary during such one year period with full participation in benefit plans and other fringe benefits, including severance benefits, subject to Section 8.2(g), in accordance with the terms of such plans and benefits ("Buyer's Benefit Programs") no less favorable than those offered
               ------------------------
by Buyer to its similarly situated employees, provided, however, that in
                                              --------  -------
calendar year 2000, Affected Employees shall be entitled to take any unused vacation entitlement for such year under Seller's vacation policy, which shall be in lieu of any vacation entitlement in such year under Buyer's vacation policy. Such Affected Employees shall be credited for their length of service with the Companies, Seller, Seller's Affiliates, the Subsidiaries and, to the extent Seller gave such employees such credit, any predecessor of any such entities, for purposes of determining eligibility to participate in, vesting of, and entitlement to, such benefits under Buyer's Benefit Programs (but not for purposes of benefit accrual under any retirement plan).

          (d) The Companies and the Subsidiaries shall recognize all accrued but unused vacation as of the Closing Date, and Buyer will cause the Companies and the Subsidiaries to provide such paid vacation.

          (e) The Companies and the Subsidiaries shall terminate their participation in all plans listed on Schedule 5.17(a), other than the
                                     ----------------
Steelworkers Pension Trust and the Foreign Plans, immediately following the Closing Date. Any preexisting condition clause in any of the health coverage (including medical, dental and disability coverage) included in Buyer's benefits programs shall be waived for the Affected Employees but only to the extent such Affected Employees were afforded health coverage prior to Closing by a Company or a Subsidiary notwithstanding their condition.

          (f) Seller shall be responsible for providing any employee of a Company or a Subsidiary whose "qualifying event," within the meaning of Section 4980B(f) of the Code, occurs prior to or on the Closing Date (and such employees' "qualified beneficiaries" within the meaning of Section 4980B(f) of the Code) with the continuation of group health coverage required by Section 4980B(f) of the Code ("COBRA"), and Buyer shall be responsible for providing
                       -----
such coverage for Affected Employees whose "qualifying event" occurs after the Closing Date.

          (g) Subject to the following provisions of this Section 8.2(g), Buyer
                                                          --------------
and the Companies shall assume all liability for, and shall provide for the payment of all, severance pay and similar obligations payable to any Affected Employee under any agreement or other arrangement listed on Schedule 5.20 who is
                                                            -------------
terminated by Buyer, either Company or any Subsidiary after Closing. Buyer shall assume the obligation for the following items specified under "Terms of Transitional Compensation Plan" attached to Schedule 5.20 with respect to the
                                            -------------
Affected Employees: (A) Retention Bonus, excluding, however, any amount attributable to

"price premium" for which Seller shall retain responsibility, (B) Severance, and
(C) Outplacement. Seller shall retain responsibility for all other obligations under the Transitional Compensation Plan. No Affected Employee shall be covered under any severance plan or program of Buyer or its Affiliates for so long as such employee is eligible to receive payments or benefits under any agreement set forth on Schedule 5.20 or the Transitional Compensation Plan identified on
             -------------
Schedule 5.20.
-------------

          (h) Any Affected Employee who is on short-term disability or sick leave on the Closing Date shall continue to participate in the Seller Plans on and after the Closing Date in accordance with their terms and shall not become an employee of Buyer and eligible for benefits under Buyer's benefit plans and arrangements unless and until such individual reports to active service with Buyer or its Affiliates reasonably promptly after the expiration of such disability or sick leave. Buyer shall reimburse Seller promptly for Seller's cost of short-term disability benefits, sick pay or salary continuation for such Affected Employees for the period immediately following the Closing Date until the earlier of the expiration of the short-term disability period or the individual's return to active status. Any Affected Employee who is on long-term disability on the Closing Date shall continue to participate in Seller's benefit plans on and after the Closing Date in accordance with their terms and shall not become an employee of Buyer eligible for benefits under Buyer's benefit plans and arrangements unless and until such employee reports for active service with Buyer or its Affiliates (including the Companies or the Subsidiaries).

          (i) Seller shall be responsible for all liabilities or obligations under the Worker Adjustment and Retraining Notification Act ("WARN") and any
                                                              ----
state law equivalent statutes prior to the Closing Date. Buyer shall be responsible for any such liabilities and obligations at or following the Closing.

          (j) Nothing in this Section 8.2 shall confer upon any Affected
                              -----------
Employee or other Person or legal representative thereof any rights or remedies, including any right to employment or compensation or benefits of any nature whatsoever.

          (k) (i) Anything in this Agreement to the contrary notwithstanding, Buyer hereby agrees to indemnify, defend and hold harmless each Seller Group Member against, and reimburse each Seller Group Member for, any Losses or Expenses that such Seller Group Member may at any time suffer or incur, or become subject to, as a result of or in connection with (A) any suit or claim of violation brought against such Seller Group Member under WARN for any actions taken by Buyer, the Companies or any Subsidiary on or after the Closing Date with respect to any facility, site of employment or operating unit and (B) any suit or claim of violation brought against such Seller Group Member under COBRA for failure by Buyer, the Companies or any Subsidiary to provide continuation coverage at the election of the Affected Employees or their qualified beneficiaries relating to a qualifying event occurring after the Closing Date.

          (ii) Anything in this Agreement to the contrary notwithstanding, Seller hereby agrees to indemnify, defend and hold harmless each Buyer Group Member against and reimburse each Buyer Group Member for, any Losses or Expenses that such Buyer Group Member may at any time suffer or incur, or become subject to, as a result of or in connection with (A) Seller Plans or any benefit obligations and liabilities arising under Seller Plans at any time, except that with respect to the Steelworkers Pension Trust and any Seller Plan that is a Foreign Plan, the indemnity under this clause (A) shall be limited to events occurring on or prior to the Closing Date,
(B) any other Pension Plan at any time maintained, contributed to, or to which contributions were required, by Seller, or any Person that together with Seller is treated as a single employer for purposes of Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA, with respect to events occurring at any time and (C) COBRA coverage for Affected Employees and former employees of the Business and their eligible beneficiaries for qualifying events occurring on or prior to the Closing Date.

     Section 8.3.  Securities Law Matters. Buyer agrees and understands that the
                   ----------------------
Shares have not been, and will not be, registered under the Securities Act or the securities laws of any state and that the Shares may be sold or disposed of only in one or more transactions registered under the Securities Act and applicable state securities laws or as to which an exemption from the registration requirements of the Securities Act and applicable state securities laws is available. Buyer acknowledges and agrees that Buyer has no right to require Seller to cause the registration of any of the Shares.

     Section 8.4.  Insurance; Risk of Loss. Seller will keep and will cause the
                   -----------------------
Companies and the Subsidiaries to keep all insurance policies currently maintained with respect to either Company or the Subsidiaries and their respective businesses, assets and current or former employees, as the case may be, or suitable replacements therefor, in full force and effect through the close of business on the Closing Date, and Buyer shall become solely responsible for all insurance coverage and related risk of loss based on events occurring after the Closing Date with respect to the Companies, the Subsidiaries and their respective businesses, assets and current or former employees. To the extent that after the Closing any party hereto requires any information regarding claim data, payroll or other information in order to make filing with insurance carriers or self insurance regulators from another party hereto, the other party will promptly supply such information.

                                  ARTICLE IX

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

     The obligations of Buyer under this Agreement shall, at the option of Buyer (to the extent permissible under applicable law), be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

     Section 9.1.  No Misrepresentation or Breach of Warranties. The
                   --------------------------------------------
representations and warranties of Seller contained in this Agreement and each Seller Ancillary Agreement that are qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof; each of the representations and warranties of Seller contained in this Agreement and each Seller Ancillary Agreement that are qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on the Closing Date as though made on the Closing Date (except to the extent that they expressly relate to an earlier date), except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Buyer or any transaction permitted by Section 7.4; and there shall have been delivered to Buyer a
             -----------
certificate to such effect, dated the Closing Date, signed on behalf of Seller by a duly authorized officer of Seller.

     Section 9.2.  No Restraint. The waiting period under the HSR Act shall have
                   ------------
expired or been terminated, and no injunction or restraining order shall have been issued by any court of competent jurisdiction and be in effect which restrains or prohibits any material transaction contemplated hereby. All other authorizations, consents, orders or expirations of waiting periods imposed by a Governmental Body necessary for the consummation of the purchase and sale of the Shares shall have been obtained or filed or shall be in effect. No Requirement of Law or Court Order enacted, entered, promulgated, enforced or issued by any Governmental Body or other legal restraint or prohibition preventing the consummation of the purchase and sale of the Shares shall be in effect. Nor shall there be in existence any suit, action, proceeding or investigation that has been instituted by a Governmental Body before any court or governmental agency or other body to prohibit the transactions contemplated by this Agreement.

     Section 9.3.  Necessary Governmental Approvals. All approvals and actions
                   --------------------------------
of or by all Governmental Bodies which are necessary to consummate the transactions contemplated hereby shall have been obtained or taken place.

     Section 9.4.  Performance of Obligations. Seller shall have performed or
                   --------------------------
complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Seller by the time of the Closing, and Buyer shall have received a certificate signed by an authorized officer of Seller to such effect.

     Section 9.5.  Opinion of Counsel. Buyer shall have received an opinion
                   ------------------
dated the Closing Date of counsel to Seller substantially in the form of Exhibit
                                                                         -------
B.
-

     Section 9.6.  Consents. Buyer shall have received written consents from all
                   --------
third parties necessary to effect the transfer of Shares, other than such consents the absence of which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     Section 9.7.  Board Approval. Buyer's board of directors shall have
                   --------------
authorized, ratified and approved the execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements by Buyer at the meeting of such board of directors held on June 28, 2000.

     Notwithstanding the failure of any one or more of the foregoing conditions, Buyer may proceed with the Closing without satisfaction, in whole or in part, of any one or more of such conditions and without written waiver.

                                   ARTICLE X

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

     The obligations of Seller under this Agreement shall, at the option of Seller (to the extent permissible under applicable law), be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

     Section 10.1. No Misrepresentation or Breach of Warranties. The
                   --------------------------------------------
representations and warranties of Buyer contained in this Agreement and each Buyer Ancillary Agreement that are qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof; each of the representations and warranties of Buyer contained in this Agreement and each Buyer Ancillary Agreement that are qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects on the Closing Date as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Seller or any transaction contemplated by this Agreement; and there shall have been delivered to Seller a certificate to such effect, dated the Closing Date, signed on behalf of Buyer by a duly authorized officer of Buyer.

     Section 10.2. No Restraint. The waiting period under the HSR shall have
                   ------------
expired or been terminated, and no injunction or restraining order shall have been issued by any court of competent jurisdiction and be in effect which restrains or prohibits any material transaction contemplated hereby. All other authorizations, consents, orders or expirations of waiting periods imposed by any Governmental Body necessary for the consummation of the purchase and sale of the Shares shall have been obtained or filed or shall be in effect. No Requirement of Law or Court Order enacted, entered, promulgated, enforced or issued by any Governmental Body or other legal restraint or prohibition preventing the consummation of the purchase and sale of the Shares shall be in effect.

     Section 10.3. Necessary Governmental Approvals. All approvals and actions
                   --------------------------------
of or by all Governmental Bodies which are necessary to consummate the transactions contemplated hereby shall have been obtained or taken place.

     Section 10.4. Performance of Obligations. Buyer shall have performed or
                   --------------------------
complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Buyer by the time of the closing, and Seller shall have received a certificate signed by an authorized officer of Buyer to such effect.

     Section 10.5. Opinion of Counsel. Seller shall have received an opinion
                   ------------------
dated the Closing Date of counsel to Buyer substantially in the form of Exhibit
                                                                        -------
C.
-

     Notwithstanding the failure of any one or more of the foregoing conditions, Seller may proceed with the Closing without satisfaction, in whole or in part, of any one or more of such conditions and without written waiver.

                                  ARTICLE XI

                                INDEMNIFICATION

     Section 11.1. Tax Indemnification by Seller. (a) Notwithstanding any other
                   -----------------------------
provision of this Agreement, including without limitation the disclosures in

Schedule 5.7, Seller shall be liable for, and shall indemnify each Buyer Group
------------
Member against and hold them harmless from (i) all liability for Taxes of the Companies and the Subsidiaries and any predecessors thereof for all Pre-Closing Tax Periods, (ii) all liability (as a result of Treasury Regulation Section 1.1502-6(a) or comparable provisions of state, local or foreign laws) for Taxes of Seller or its Affiliates, or any predecessors thereof, or any other corporations with which the Companies or any Subsidiaries, or any predecessors thereof, has been affiliated in any Pre-Closing Tax Period, (iii) all liability for Taxes of the Companies or any Subsidiary, or any successor thereto, resulting from the Companies or any Subsidiary, or any successor thereto, ceasing to be a member of Seller's affiliated group, (iv) all liability for Taxes of the Companies or any Subsidiary, or any successor thereto, arising in any Post-Closing Tax Period resulting from: (A) any adjustment increasing Taxes or taxable income under Section 481 of the Code due to a change in method of Tax accounting made on or prior to the Closing Date, (B) attributable to cancellation of indebtedness income arising from the forgiveness of intercompany obligations of the Companies or any Subsidiary to the Seller or any Affiliate, or (C) attributable to the disallowance of any deduction under Section 280G of the Code as the result of an agreement entered into on or prior to the Closing Date with respect to an Affected Employee, (v) any breach or inaccuracy of any representation in Section 5.7 hereof not otherwise described in clause (i)
                  -----------
through (iv) above, and (vi) all liability for reasonable legal fees and expenses for any item attributable to any item in clause (i) through (v) above.

          (b) From and after the Closing, Buyer shall indemnify each Seller Group Member and hold them harmless from (i) except as otherwise provided in
Section 11.1(a), all liability for Taxes of the Companies and the Subsidiaries
---------------
for any Post-Closing Tax Period, (ii) all liability for Taxes of the Companies and the Subsidiaries for any election by Buyer under Section 338(g) of the Code or comparable provision of state law or for any event outside of the ordinary course of business, and not otherwise contemplated by this Agreement, on the Closing Date that is properly allocable under the principles of Treasury Regulation Section 1.1502-76(b)(1)(ii) to the next day, and (iii) all liability for reasonable legal fees and expenses attributable to any item in clause (i) or
(ii) above.

          (c) In the case of a Straddle Period:

          (i)  real, personal and intangible property Taxes ("Property Taxes")
                                                              --------------
     of the Companies and the Subsidiaries for the Pre-Closing Tax Period shall equal the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of days in the Straddle Period; and

          (ii) the Taxes of the Companies and the Subsidiaries (other than Property Taxes) for the Pre-Closing Tax Period and the Post-Closing Tax Period shall be computed as if such taxable period ended as of the close of business on the Closing Date.

          (d) If, as a result of any action, suit, investigation, audit, claim, assessment or amended Tax Return, there is any change that results in an increase in a Tax liability for which Seller is liable pursuant to Section
                                                                   -------
11.1(a) or (c) and such change results in a decrease in the Tax liability
-------    ---
of the Companies, the Subsidiaries, Buyer, or any Affiliate or successor thereof in any Post-Closing Tax Period, Seller shall indemnify Buyer for such Taxes in accordance with Section 11.1(a) or (c), but Buyer shall, to the extent that
                ---------------    ---
Seller has not realized and will not realize current benefit from such increase in Tax liability in the calculation of its gain or loss from the sale of the Shares, promptly reimburse Seller for such indemnified Taxes (exclusive of penalty and interest), to the extent of Seller's indemnification, at such time or times as such decrease in Tax liability is realized by any Buyer Group Member or successor in a Post-Closing Tax Period. In the event of any indemnification payment by Seller in connection with any such change or changes that, individually or in the aggregate, result in the creation of a deferred tax asset for any Buyer Group Member or successor, individually or in the aggregate, in excess of $500,000, Buyer shall prepare and deliver to Seller a written statement of decreases in Tax liability attributable to such deferred tax asset, in such detail and with such supporting schedules as Seller may reasonably request, not less frequently than annually following such indemnification payment.

          (e) Seller shall be entitled to any refund of Taxes for any Pre-Closing Tax Period (except to the extent that such refund is accrued on the Measurement Date Balance Sheet) and Buyer, the Companies and the Subsidiaries shall be entitled to any refund of Taxes for any Post-Closing Tax Period.

          (f) The indemnification provided for in this Section 11.1 shall
                                                       ------------
survive until the expiration of the relevant statutory period of limitations applicable to the underlying claim, giving effect to any waiver, mitigation or extension thereof.

     Section 11.2. Other Indemnification by Seller. (a) Seller agrees to
                   -------------------------------
indemnify and hold harmless each Buyer Group Member (other than any Losses or Expenses relating to Taxes, for which indemnification provisions are set forth in Section 11.1) from and against any and all Losses and Expenses incurred by
   ------------
such Buyer Group Member in connection with or arising from (i) any breach of any warranty or the inaccuracy of any representation of Seller contained or referred to in this Agreement or any Seller Ancillary Agreement or any certificate delivered by or on behalf of Seller pursuant hereto, it being acknowledged and agreed by Seller that for purposes of the right to indemnification pursuant to this clause (i), the representations and warranties of Seller contained herein shall not be deemed qualified by any references herein to materiality generally or to whether or not any such breach results or may result in a Material Adverse Effect, or (ii) any breach by Seller of, or failure by Seller to perform, any of its covenants or obligations contained in this Agreement or any Seller Ancillary Agreement, or (iii) any fees, expenses or other payments incurred or owed by Seller to any brokers, financial advisors or comparable other persons retained or employed by it in connection with the transactions contemplated by this Agreement or (iv) the matters described on
Schedule 11.2(a)(iv); provided, however, that Seller shall be required to
--------------------  --------  -------
indemnify and hold harmless under clause (i) of this Section 11.2(a) with
                                                     ---------------
respect to Losses and Expenses incurred by Buyer Group Members only to the extent that the aggregate amount of such Losses and Expenses exceeds $2,000,000; and provided, further, that the aggregate amount required to be paid by Seller
    --------  -------
pursuant to this Section 11.2(a) shall not exceed $320,000,000 provided further
                 ---------------
that the foregoing threshold amount and limit shall not apply to any Losses or Expenses arising out of the inaccuracy of any of the representations and warranties under any of the following provisions: Section 5.2(b) (Capital
                                                  --------------
Structure), Section 5.3 (Subsidiaries and Investments), Section 5.17 (ERISA) or
                                                        ------------
Section 5.20(e)(ii) (Employee Relations and Agreements - Worker Classification).
-------------------

          (b) The indemnification provided for in Section 11.2(a)(i) shall
                                                  ------------------
     terminate eighteen months after the Closing Date (and no claims shall be made by any Buyer Group Member under Section 11.2(a)(i) thereafter), except
                                          ------------------
     that the indemnification by Seller shall continue as to:

          (i)  the representation of Seller contained in Section 5.2(b) and 5.3,
                                                         --------------     ---
     which shall survive indefinitely and the representation of Seller contained in Section 5.19, which shall survive for the term of any applicable statute
        ------------
     of limitations; and

          (ii) any Losses or Expenses of which any Buyer Group Member has notified Seller in accordance with the requirements of Section 11.4 on or
                                                            ------------
     prior to the date such indemnification would otherwise terminate in accordance with this Section 11.2, as to which the obligation of Seller
                          ------------
     shall continue until the liability of Seller shall have been determined pursuant to this Article XI, and Seller shall have reimbursed all Buyer
                      ----------
     Group Members for the full amount of such Losses and Expenses in accordance with this Article XI.
               ----------

     Section 11.3. Indemnification by Buyer. (a) Buyer agrees to indemnify and
                   ------------------------
hold harmless each Seller Group Member (other than any Losses or Expenses relating to Taxes, for which all indemnification provisions are set forth in
Section 11.2) from and against any and all Losses and Expenses incurred by such
------------
Seller Group Member, including reasonable legal fees and expenses, in connection with or arising from (i) any breach of any warranty or the inaccuracy of any representation of Buyer contained or referred to in this Agreement or in any certificate delivered by or on behalf of Buyer pursuant hereto, (ii) any breach by Buyer of, or failure by Buyer to perform, any of its covenants and obligations contained in this Agreement or (iii) subject to Section 11.2, events
                                                            ------------
or actions associated with the operations of the Companies and the Subsidiaries which arise following the Closing Date.

          (b) The indemnification provided for in Section 11.3(a)(i) shall
                                                  ------------------
terminate eighteen months after the Closing Date (and no claims shall be made by any Seller Group Member under Section 11.3(a)(i) thereafter), except that the
                              ------------------
indemnification by Buyer shall continue as to any Losses or Expenses of which any Seller Group Member has notified Buyer in accordance with the requirements of Section 11.4 on or prior to the date such indemnification
   ------------
would otherwise terminate in accordance with this Section 11.3, as to which the
                                                  ------------
obligation of Buyer shall continue until the liability of Buyer shall have been determined pursuant to this Article XI, and Buyer shall have reimbursed all
                            ----------
Seller Group Members for the full amount of such Losses and Expenses in accordance with this Article XI.
                     ----------

     Section 11.4. Notice of Claims. (a) Any Buyer Group Member or Seller Group
                   ----------------
Member (the "Indemnified Party") seeking indemnification hereunder shall give
             -----------------
promptly to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a written notice (a "Claim Notice") describing in
            ----------                        ------------
reasonable detail the facts giving rise to the claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based. The failure of any Indemnified Party to give the Claim Notice promptly as required by this Section 11.4 shall not affect such Indemnified Party's rights
                 ------------
under this Article XI.
           ----------

          (b) In calculating any Loss or Expense there shall be deducted any insurance recovery in respect thereof (and no right of subrogation shall accrue hereunder to any insurer). Any indemnity payment hereunder with respect to any Loss or Expense shall be calculated on an "After-Tax Basis," which shall mean an amount which is sufficient to compensate the Indemnified Party for the event giving rise to such Loss or Expense (the "Indemnified Event"), determined after
                                          -----------------
taking into account (1) all increases in domestic or foreign, federal, state, local or other Taxes (including estimated Taxes) payable by the Indemnified Party as a result of the receipt of the indemnity payment (as a result of the indemnity payment being included in income, resulting in a reduction of tax basis, or otherwise); provided, however, that Buyer and Seller agree to report,
                      --------  -------
to the extent permitted by law, each payment made in respect of a Loss or Expense as an adjustment to the Purchase Price for income Tax purposes, (2) all increases in domestic or foreign, federal, state, local county, municipal and other Taxes (including estimated Taxes) payable by the Indemnified Party for all affected taxable years as a result of the Indemnified Event, and (3) all reductions in domestic or foreign, federal, state, local and other Taxes (including estimated Taxes) payable by the Indemnified Party as a result of the Indemnified Event. All calculations shall be made using reasonable assumptions agreed upon by Buyer and Seller and, in the case of any present value calculations, shall be made using the applicable federal rate in effect at the time of the Indemnified Event (based on the Federal mid-term rate) using semi-annual compounding. In the event that any indemnity payment is reduced by virtue of having been treated as an adjustment to the Purchase Price and such treatment is subsequently disallowed for income tax purposes, the indemnity payment shall be increased to the extent necessary to take account of its creating taxable income to the Indemnitee without regard to any time limit otherwise applicable under the terms of this Agreement.

          (c) After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which an Indemnified Party shall be entitled under this
Article XI shall be determined: (i) by the written agreement between the
----------
Indemnified Party and the Indemnitor; (ii) by a final judgment or decree of any court of competent jurisdiction; or (iii) by any other means to which the Indemnified Party and the Indemnitor shall agree. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined. The Indemnified Party shall have the burden of proof in establishing the amount of Losses and Expenses suffered by it.

     Section 11.5. Third Person Claims. (a) In order for a party to be entitled
                   -------------------
to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any third Person against the Indemnified Party, such Indemnified Party must notify the Indemnitor in writing, and in reasonable detail, of the third Person claim within 30 days after receipt by such Indemnified Party of written notice of the third Person claim. The failure of any Indemnified Party to give such notice as required by this Section
                                                                         -------
11.5 shall not affect such Indemnified Party's rights hereunder except to the
----
extent the Indemnitor is materially prejudiced thereby. Thereafter, the Indemnified Party shall deliver to the Indemnitor, within ten business days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the third Person claim. Notwithstanding the foregoing, should a party be physically served with a complaint with regard to a third Person claim, the Indemnified Party must notify the Indemnitor with a copy of the complaint within ten business days after receipt thereof and shall deliver to the Indemnitor within ten business days after the receipt of such complaint copies of notices and documents (including court papers) received by the Indemnified Party relating to the third Person claim.

          (b) In the event of the initiation of any legal proceeding against the Indemnified Party by a third Person, the Indemnitor shall have the sole and absolute right after the receipt of notice, at its option and at its own expense, to be represented by counsel of its choice, reasonably satisfactory to the Indemnified Party, and to control, defend against, negotiate, settle or otherwise deal with any proceeding, claim, or demand which relates to any loss, liability or damage indemnified against hereunder; provided, however, that the
                                                   --------  -------
Indemnified Party may participate in any such proceeding with counsel of its choice and at its expense. The parties hereto agree to reasonably cooperate with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand. To the extent the Indemnitor elects not to defend such proceeding, claim or demand, and the Indemnified Party defends against or otherwise deals with any such proceeding, claim or demand, the Indemnified Party may retain counsel, at the expense of the Indemnitor, and control the defense of such proceeding. Neither the Indemnitor nor the Indemnified Party may settle any such proceeding which settlement obligates the other party to pay money, to perform obligations or to admit liability without the written consent of the other party. After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the time in which to appeal therefrom has expired, or a settlement shall have been consummated, or the Indemnified Party and the Indemnitor shall arrive at a mutually binding written agreement with respect to each separate matter alleged to be indemnified by the Indemnitor hereunder, the Indemnified Party shall forward to the Indemnitor notice of any sums due and owing by it with respect to such matter and the Indemnitor shall pay all of the sums so owing to the Indemnified Party by wire transfer, certified or bank cashier's check within 30 days after the date of such notice.

          (c) To the extent of any inconsistency between this Section 11.5 and
                                                              ------------
Section 11.6, the provisions of Section 11.6 shall control.
------------                    ------------

     Section 11.6. Tax Matters.
                   -----------

          (a) Tax Returns. (i)  Seller shall prepare and file or cause to be
              -----------
prepared and filed when due (or if presently overdue, as soon as reasonably possible) all Tax Returns that are required to be filed by or with respect to either Company or any Subsidiary, or any predecessor thereof, for Pre-Closing Tax Periods and shall remit any Taxes due in respect of such Tax Returns, and Buyer shall prepare and file or cause to be prepared and filed when due all Tax Returns that are required to be filed by or with respect to either Company or any Subsidiary for Post-Closing Tax Periods and Straddle Periods and shall remit any Taxes due in respect of such Tax Returns. Seller's indemnity obligation under Section 11.1(a) in respect of Taxes for a Straddle Period shall initially
      ---------------
be effected by its payment to the Companies of the excess of (a) such Taxes for the Pre-Closing Tax-Period over (b) the amount of such Taxes paid by all Seller Group Members-at any time. Such excess initially shall be paid to the Companies no later than 30 days prior to the date on which the Tax Return with respect to the final liability for such Taxes is required to be filed. If the amount of such Taxes paid by all Seller Group Members exceeds the amount payable pursuant to the preceding sentence, the Companies shall pay to Seller the amount of such excess within 30 days after the Tax Return with respect to the final liability for such Taxes is required to be filed. The payments to be made pursuant to this
Section 11.6(a)(i) with respect to a Straddle Period shall be appropriately
------------------
adjusted to reflect any final determination (which shall include the execution of Form 870-AD or successor form) with respect to Straddle Period Taxes.

          (ii) No Buyer Group Member shall (or shall cause or permit either Company or any of the Subsidiaries to) amend, refile or otherwise modify any Tax Return relating in whole or in part to either Company or any of the Subsidiaries with respect to any Pre-Closing Tax Period or any Straddle Period without the prior written consent of Seller, which consent shall not be unreasonably withheld.

          (iii) With respect to the taxable year of the Companies and the Subsidiaries ending on the Closing Date, Buyer shall promptly cause the Companies and the Subsidiaries to complete and provide to Seller a package of tax information materials provided by Seller, including, without limitation, schedules and work papers (the "Tax Package"), required by
                                                 -----------
     Seller to enable Seller to prepare and file all Tax Returns required to be prepared and filed, or caused to be prepared and filed, by it pursuant to
     Section 11.6(a)(i). The Tax Package shall be completed in accordance with
     ------------------
     past practice, including past practice as to providing such information, and as to the method of computation of separate taxable income or other relevant measure of income of the Companies and the Subsidiaries. Buyer shall cause the Tax Package to be delivered to Seller within 120 days after the Closing Date.

          (b) Contest Provisions. Buyer shall promptly notify Seller in writing
              ------------------
upon receipt after the Closing Date by any Buyer Group Member of notice of any pending domestic or foreign federal, state, local, county, municipal or other Tax audit, examination or pending or threatened assessment which may affect any Tax liability for which Seller is liable pursuant to Section 11.1(a), provided
                                                     ---------------
that failure to comply with this provision shall not affect Buyer's right to indemnification hereunder except to the extent such failure materially prejudices Seller's ability to contest any such Tax liabilities.

          Seller shall have the sole right, at its option and at its own expense, to represent the interests of either Company or any Subsidiary in any Tax audit or administrative or court proceeding relating to any Pre-Closing Tax Period, and to employ counsel of its choice at its expense; provided, however,
                                                            --------- --------
that Buyer may participate in such audit or proceeding with counsel of its choice and at its expense. With reasonable prior notice to Buyer given not later than 12 months following the Closing Date, Seller shall have the sole right to prepare and file, or cause to be prepared and filed, at its option and at its own expense, voluntary disclosures to state, local, county or municipal tax authorities with respect to the Tax liability of either Company or any of the Subsidiaries for any Pre-Closing Tax Period. Subject to the following sentence, Seller shall have the sole right to settle, either administratively or after the commencement of litigation, any audit or proceeding relating to Taxes of either Company or any Subsidiary for any Pre-Closing Tax Period, subject, in the case of any refund, litigation, settlement, audit or proceeding that increases the Tax liability of a Buyer Group Member in a Post-Closing Tax Period by accelerating any Tax benefit to a Pre-Closing Tax Period or by deferring income to a Post-Closing Tax Period, to principles reciprocal to those provided in Section 11.1(d). Notwithstanding the preceding sentence, the settlement of
   ---------------
any issue that increases the Tax liability of a Buyer Group Member in a Post-Closing Tax Period other than by accelerating any Tax benefit to a Pre-Closing Tax Period or by deferring income to a Post-Closing Tax Period (i.e., an issue that increases Tax liability both in a Pre-Closing Tax Period and in a Post-Closing Tax Period) shall require the consent of the Buyer, which shall not be unreasonably withheld. To the extent that Seller elects not to defend such audit or proceeding relating to a Pre-Closing Tax Period, Buyer may retain counsel, at the expense of Seller, and control the defense of such audit or proceeding. In the case of any Straddle Period, Seller shall be entitled to participate at its expense in any Tax audit or administrative or court proceeding relating (in whole or in part) to Taxes attributable to the portion of such Straddle Period ending on and including the Closing Date and, with the written consent of Buyer, and at Seller's sole expense, may assume the entire control of such audit or proceeding. No Buyer Group Member may agree to settle any Tax claim which may be the subject of indemnification by Seller under
Section 11.1 without the prior written consent of Seller, which consent shall
------------
not be unreasonably withheld.

          (c) Assistance and Cooperation. After the Closing Date, each of Seller
              --------------------------
and Buyer shall (and shall cause their respective Affiliates to):

          (i) assist the other party in preparing any Tax Returns which such other party is responsible for preparing and filing in accordance with
     Section 11.6(b);
     ---------------

          (ii) cooperate fully in responding to any inquiries from and/or preparing for any audits of, or disputes with taxing authorities regarding, any Taxes or Tax Returns of the Companies or the Subsidiaries;

          (iii) make available to the other, as reasonably requested, all information in its possession relating to the Companies or the Subsidiaries which may be relevant to any Tax Return, audit or examination, proceeding or determination and to any taxing authority as reasonably requested by Seller or Buyer all information, records, and documents relating to Taxes of the Companies or the Subsidiaries;

          (iv) provide timely notice to the other in writing of any pending Tax audits or pending or threatened assessments of the Companies or the Subsidiaries for taxable periods for which the other may have a liability under Section 11.1;
           ------------

          (v) furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any such taxable period;

          (vi) timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns or other reports with respect to, Taxes described in Section 7.9(b) (relating to transfer Taxes); and
                  --------------

          (vii) timely provide to the other powers of attorney or similar authorizations necessary to carry out the purposes of this Section 11.6.
                                                                ------------

     SECTION 11.7. Limitations. (a) In any case where an Indemnified Party
                   -----------
recovers from third Persons any amount in respect of a matter with respect to which an Indemnitor has indemnified it pursuant to this Article XI, such
                                                        ----------
Indemnified Party shall promptly pay over to the Indemnitor the amount so recovered (after deducting therefrom the full amount of the expenses incurred by it in procuring such recovery), but not in excess of the sum of (i) any amount previously so paid by the Indemnitor to or on behalf of the Indemnified Party in respect of such matter and (ii) any amount expended by the Indemnitor in pursuing or defending any claim arising out of such matter.

          (b) Except for remedies that cannot be waived as a matter of law and injunctive and provisional relief, if the Closing occurs, this Article XI
                                                               ----------
shall be the exclusive remedy for breaches of this Agreement (including any covenant, obligation, representation or warranty contained in this Agreement or in any certificate delivered pursuant to this Agreement) or otherwise in respect of the sale of the Shares contemplated hereby.

          (c) Seller shall not be required to indemnify and hold harmless any Buyer Group Member pursuant to Section 11.1(a) or Section 11.2(a) to the extent
                               ---------------    ---------------
that (i) the matter in question
was taken into account during the preparation and resolution of the Measurement Date Balance Sheet and Measurement Date Net Assets and (ii) Buyer has been expressly compensated for any related Loss or Expense through a decrease to the amount paid to Seller under Section 3.3(i)(A), or an increase in the amount paid
                            -----------------
to Buyer under Section 3.3(ii)(A), on account of a change in the balance sheet
               ------------------
amount relating to such matter between the Financial Statement Date and the Measurement Date.

     Section 11.8. Mitigation. Each of the parties agrees to take all reasonable
                   ----------
steps to mitigate their respective Losses and Expenses upon and after becoming aware of any event or condition which could reasonably be expected to give rise to any Losses and Expenses that are indemnifiable hereunder, except that nothing herein shall require Buyer Group Member, or permit Seller or an Affiliate, to request or demand payment of previously unbilled sales or uses tax from customers of either Company, a Subsidiary, or predecessors thereof.

                                  ARTICLE XII

                                  TERMINATION

     Section 12.1. Termination. Anything contained in this Agreement to the
                   -----------
contrary notwithstanding, this Agreement and the purchase and sale of the Shares and the other transactions contemplated by this Agreement and the Ancillary Agreements may be terminated at any time prior to the Closing Date:

          (a) by the mutual written consent of Buyer and Seller;

          (b) by Buyer in the event of any material breach by Seller of any of Seller's agreements, covenants, representations or warranties contained herein and the failure of Seller to cure such breach within 30 days after receipt of notice from Buyer requesting such breach to be cured;

          (c) by Seller in the event of any material breach by Buyer of any of Buyer's agreements, covenants, representations or warranties contained herein and the failure of Buyer to cure such breach within 30 days after receipt of notice from Seller requesting such breach to be cured;

          (d) by Buyer or Seller if any court of competent jurisdiction or other Governmental Body shall have issued a final and non-appealable order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; or

          (e) by Buyer or Seller if the Closing shall not have occurred on or before September 30, 2000 (or such later date as may be agreed in writing to by Buyer and Seller); provided, however, that if the Closing shall not have
                   --------  -------
occurred because the waiting period under the HSR Act shall not have expired or been terminated, either party may extend the September 30, 2000 date to up to December 31, 2000;

          (f) by Seller if any of the conditions set forth in Article X shall
                                                              ---------
have become incapable of fulfillment, and shall not have been waived by Seller;

          (g) by Buyer if any of the conditions set forth in Article IX shall have become incapable of fulfillment, and shall not have been waived by Buyer; or

          (h) by Seller if Buyer's board of directors fails to authorize, ratify and approve the execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements by Buyer at the meeting of Buyer's board of directors held on June 28, 2000.

     Section 12.2. Notice of Termination. Any party desiring to terminate this
                   ---------------------
Agreement pursuant to Section 12.1 shall give written notice of such termination
                      ------------
to the other party to this Agreement and, upon delivery of such notice, the transactions contemplated by this Agreement shall be terminated, without further action by any party.

     Section 12.3. Effect of Termination. In the event that this Agreement shall
                   ---------------------
be terminated pursuant to this Article XII, all further obligations of the
                               -----------
parties under this Agreement (other than Sections 12.1, 12.2, 13.2, 13.3 and
                                         -------------  ----  ----  ----
13.10) shall be terminated without further liability of any party to the other,
-----
provided that nothing herein shall relieve any party from liability for its
--------
willful breach of this Agreement.

                                 ARTICLE XIII

                              GENERAL PROVISIONS

     Section 13.1. Survival of Representations and Warranties. All
                   ------------------------------------------
representations and warranties contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement through the period during which claims for indemnification in respect thereof may be made pursuant to Article XI (at which time all representations and warranties shall
            ----------
terminate). The covenants made in this Agreement that are to be performed in whole or in part subsequent to the Closing Date and that, by their terms, expire on a date certain, shall survive until such date certain; those that do not, by their terms, expire on a date certain shall survive in full force and effect until the expiration of any applicable statute of limitations.

     Section 13.2. Confidential Nature of Information. Each party hereto agrees
                   ----------------------------------
that all documents, materials and other information which it shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents shall be held in confidence pursuant to the Confidentiality Agreement.

     Section 13.3. No Public Announcement. Neither Buyer nor Seller shall,
                   ----------------------
without the written approval of the other, make any press release or other public announcement concerning this Agreement or the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law, in which case the other party shall be advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that the foregoing shall not preclude
              --------  -------
communications or disclosures necessary to comply with the accounting and SEC disclosure obligations or the rules of any stock exchange.

     Section 13.4. Notices. All notices or other communications required or
                   -------
permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally or when sent by registered or certified mail, facsimile or by private courier and shall be deemed given when so delivered by hand or facsimile or, if mailed, three days after mailing (one business day in the case of express mail or overnight courier), addressed as follows:

          If to Buyer, to:

               The McGraw-Hill Companies, Inc.
               2 Penn Plaza
               New York, New York 10121
               Attention: Robert E. Evanson

               with a copy to:

               The McGraw-Hill Companies, Inc.
               1221 Avenue of the Americas
               New York, New York  10020
               Attention: Scott L. Bennett

          If to Seller, to:

               Tribune Company
               435 N. Michigan Avenue
               Chicago, Illinois  60611
               Attention: Senior Vice President,
                          Finance and Administration

               with a copy to:

               Tribune Company
               435 N. Michigan Avenue
               Chicago, Illinois  60611
               Attention: Senior Vice President and General Counsel

               and:

               Sidley & Austin
               Bank One Plaza
               Chicago, Illinois  60603
               Attention: Larry A. Barden
or to such other address as such party may indicate by written notice delivered to the other party hereto.

     Section 13.5. Successors and Assigns. (a) This Agreement and the rights and
                   ----------------------
obligations of either party under this Agreement shall not be assignable or transferable by such party hereto without the written consent of the other party. Notwithstanding the foregoing, Buyer may assign its right to purchase the Shares to an Affiliate of Buyer without the prior written consent of any other party; provided, however, that no assignment shall limit or affect the
             --------  -------
assignor's obligations hereunder. Any attempted assignment in violation of this
Section 13.5 shall be void.
------------

          (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

     Section 13.6. Access to Records after Closing. (a) For a period of six
                   -------------------------------
years after the Closing Date, Seller and its representatives shall have reasonable access to all of the books and records of the Companies and the Subsidiaries to the extent that such access may reasonably be required by Seller in connection with matters relating to or affected by the operations of the Companies and the Subsidiaries prior to the Closing Date. Such access shall be afforded by Buyer upon receipt of reasonable advance notice and during normal business hours. Seller shall be solely responsible for any costs or expenses incurred by it pursuant to this Section 13.6(a). If Buyer, the Companies or the
                                ---------------
Subsidiaries shall desire to dispose of any of such books and records prior to the expiration of such six-year period, Buyer shall, prior to such disposition, give Seller a reasonable opportunity, at Seller's expense, to segregate and remove such books and records as Seller may select.

          (b) For a period of six years after the Closing Date, Buyer and its representatives shall have reasonable access to all of the books and records relating to the Companies and the Subsidiaries which Seller or any of its Affiliates may retain after the Closing Date. Such access shall be afforded by Seller and its Affiliates upon receipt of reasonable advance notice and during normal business hours. Buyer shall be solely responsible for any costs and expenses incurred by it pursuant to this Section 13.6(b). If Seller or any of
                                         ---------------
its Affiliates shall desire to dispose of any of such books and records prior to the expiration of such six-year period, Seller shall, prior to such disposition, give Buyer a reasonable opportunity, at Buyer's expense, to segregate and remove such books and records as Buyer may select.

     Section 13.7. Entire Agreement; Amendments. This Agreement, the Ancillary
                   ----------------------------
Agreements and Schedules referred to herein and the documents delivered pursuant hereto and the Confidentiality Agreement contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all other prior agreements, understandings or letters of intent between or among any of the parties hereto. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

     Section 13.8. Interpretation. Articles, titles and headings to sections
                   --------------
herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Schedules referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Neither the specification of any dollar amount in any representation or warranty contained in this Agreement nor the inclusion of any specific item in any Schedule hereto is intended to imply that such amount, or higher or lower amounts, or the item so included or other items, are or are not material, and no party shall use the fact of the setting forth of any such amount or the inclusion of any such item in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in any Schedule is or is not material for purposes of this Agreement. Unless this Agreement specifically provides otherwise, neither the specification of any item or matter in any representation or warranty contained in this Agreement nor the inclusion of any specific item in any Schedule hereto is intended to imply that such item or matter, or other items or matters, are or are not in the ordinary course of business, and no party shall use the fact of the setting forth or the inclusion of any such item or matter in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in any Schedule is or is not in the ordinary course of business for purposes of this Agreement.

     Section 13.9. Waivers. Any term or provision of this Agreement may be
                   -------
waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

     Section 13.10. Expenses. Each party hereto will pay all costs and expenses
                    --------
incident to its negotiation and preparation of this Agreement and the Ancillary Agreements and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and independent public accountants.

     Section 13.11. Partial Invalidity. Wherever possible, each provision hereof
                    ------------------
shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

     Section 13.12. Execution in Counterparts. This Agreement may be executed in
                    -------------------------
one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to Seller and Buyer.

     Section 13.13. Further Assurances. On and after the Closing Date each
                    ------------------
party hereto shall take such other actions and execute such other documents and instruments of conveyance and transfer as may be reasonably requested by the other party hereto from time to time to effectuate or confirm the transfer of the Shares to Buyer in accordance with the terms of this Agreement.

     Section 13.14. Governing Law. This Agreement shall be governed by and
                    -------------
construed in accordance with the internal laws (without regard to the conflicts of law provisions) of the State of Illinois.

     Section 13.15. Disclaimer of Warranties. Seller makes no representations or
                    ------------------------
warranties with respect to any projections, forecasts or forward-looking information provided to Buyer. There is no assurance that any projected or forecasted results will be achieved. EXCEPT AS TO THOSE MATTERS EXPRESSLY COVERED BY THE REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT AND THE CERTIFICATE DELIVERED BY SELLER PURSUANT TO SECTION 4.4, SELLER IS SELLING THE
                                            -----------
SHARES (AND THE BUSINESS AND ASSETS OF THE COMPANIES AND THE SUBSIDIARIES REPRESENTED THEREBY) ON AN "AS IS, WHERE IS" BASIS AND SELLER DISCLAIMS ALL OTHER WARRANTIES, REPRESENTATIONS AND GUARANTIES WHETHER EXPRESS OR IMPLIED. SELLER MAKES NO REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AND NO IMPLIED WARRANTIES WHATSOEVER. Buyer acknowledges that neither Seller nor any of its representatives or Affiliates nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any memoranda, charts, summaries or schedules heretofore made available by Seller or its representatives or Affiliates to Buyer or any other information which is not included in this Agreement or the Schedules hereto, and neither Seller nor any of its representatives or Affiliates nor any other Person will have or be subject to any liability to Buyer, any Affiliate of Buyer or any other Person resulting from the distribution of any such information to, or use of any such information by, Buyer, any Affiliate of Buyer or any of their agents, consultants, accountants, counsel or other representatives.

     Section 13.16. No Third-Party Beneficiaries. Except as provided in Article
                    ----------------------------                        -------
XI, this Agreement is for the sole benefit of the parties hereto and their
--
permitted assigns and nothing herein expressed or implied shall give or be construed to give to any such person, other than the parties hereto and such assigns, any legal or equitable rights hereunder. For purposes of this Section
                                                                       -------
13.16, it is understood that the benefits of this Agreement shall not be lost or
-----
diminished in any way by the merger or liquidation of either Company or any Subsidiary with or into a Buyer Group Member, and the benefits of this Agreement to the Buyer Group Members shall not be lost of diminished by the sale of a Company, a Subsidiary or any portion thereof and similarly, the benefits of this Agreement to any Seller Group Members shall not be lost or diminished by the sale of Seller or any Affiliate or any portion thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                            THE McGRAW-HILL COMPANIES, INC.

                                            By: /s/ Harold W. McGraw III
                                               --------------------------------
                                                Name: Harold W. McGraw III
                                                Title: Chairman, President and
                                                       Chief Executive Officer

                                            TRIBUNE COMPANY

                                            By: /s/ Donald C. Grenesco
                                               --------------------------------
                                                Name:  Donald C. Grenesco
                                                Title: Senior Vice President

                                   EXHIBIT A

         Direct and Indirect Subsidiaries of Tribune Education Company
         -------------------------------------------------------------


Everyday Learning Corporation

Educational Publishing Corporation

     Instructional Fair Group, Inc.
          Creative Publications, Inc.

Lands End Publishing, Inc.

     Lands End Publishing

Mimosa Publications Pty (Australia)

     Carringbush Publications Pty Ltd. (Australia)
     Dragon Media Int'l Pty Ltd. (Australia)
     Yarra Pty Ltd. (Australia)

NTC/Contemporary Publishing Group, Inc.

Shortland Publications, Inc.

     Shortland Publications

Shortland Publications (USA), Inc.

Sunshine International, Inc.

Tribune Education Sales, Inc.

Tribune Education (UK) Limited

     Kingscourt Publishing Ltd. (UK Company)
     Instructional Fair Group Ltd (formerly Living and
     Learning (Cambridge) Ltd.) (UK Company)

Wright Group Publishing, Inc.

     Breakthrough to Literacy, Inc.
     Mimosa Education, Inc.

                                   EXHIBIT B

Buyer shall receive letters from (i) the Senior Vice President, General Counsel and Secretary of Seller, (ii) Sidley & Austin, special counsel to Seller, and
(iii) foreign counsel to Seller, which, in the aggregate, express the opinion that:

     1. Each of the Companies and the Subsidiaries is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation (to the extent that the concept of good standing is recognized in such jurisdiction) and has corporate power and authority to own or lease and operate its assets and properties and to conduct its Business as now being conducted.

     2. Seller has the corporate power and corporate authority to execute, deliver and perform the Agreement. The Agreement has been duly authorized, executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     3. The authorized, issued and outstanding shares of capital stock of the Companies are as set forth in Section 5.2(b) of the Agreement; all of the issued and outstanding shares of capital stock of each of the Companies and the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and have not been issued in violation of the preemptive rights of any stockholder of the Companies or the Subsidiaries; and to the knowledge of such counsel, Seller has title to all of the issued and outstanding shares of the Companies and TEC has title to all of the issued and outstanding shares of the Subsidiaries.

     4. The certificates for the Shares delivered to you on this date and the stock powers attached thereto are each in due and proper form, and each has been duly and validly executed and delivered by Seller; and upon delivery by Seller of such certificates and stock powers and payment therefor by Buyer in accordance with the terms of the Agreement, Buyer will, to the knowledge of such counsel, receive good title to the Shares, subject to no lien, encumbrance or other adverse claim (assuming Buyer is purchasing such shares in good faith and without knowledge of any lien or encumbrance thereon or notice of any adverse claim thereto).

     5. No consent, approval or authorization of, or registration, filing or declaration with, any federal or state governmental authority or other regulatory agency is required for the valid execution and delivery by Seller of the Agreement, the consummation by Seller of the transactions contemplated thereby or compliance by Seller with the terms and provisions thereof, including the sale, transfer and delivery of the Shares.

                                   EXHIBIT C

Seller shall receive a letter from counsel to Buyer which expresses the opinion that:

     1. Buyer is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own or lease and operate its assets and properties and to conduct its Business as now being conducted.

     2. Buyer has the corporate power and corporate authority to execute, deliver and perform the Agreement. The Agreement has been duly authorized, executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     3. No consent, approval or authorization of, or registration, filing or declaration with, any federal or state governmental authority or other regulatory agency is required for the valid execution and delivery by Buyer of the Agreement, the consummation by Buyer of the transactions contemplated thereby or compliance by Buyer with the terms and provisions thereof.